UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
2022	|

Cautionary Note Regarding Forward-Looking Statements; Available Information
This Proxy Statement includes estimates, projections, and statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical in nature and may generally be identified by use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “future,” “plan,” “may,” “should,” “will,” “could,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, and are based on management's expectations and assumptions at the time the statements are made and are not guarantees of future results. We describe risks and uncertainties that could cause actual results and events to differ materially in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (“SEC”), including under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
References to our website in this Proxy Statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Texas Capital Bancshares, Inc., that electronically file with the SEC at http://www.sec.gov.
TCBI 2022|Notice of Annual Meeting and Proxy Statement i

A Letter from our CEO
Texas Capital Bancshares, Inc.
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201

March 10, 2022

Dear Fellow Stockholders:

This past year was pivotal for Texas Capital Bancshares, Inc. We launched a transformative strategy with the goal of building Texas Capital Bank into the flagship financial services firm in Texas. We made tangible progress and have already begun delivering against our priorities and performance drivers: we welcomed key leaders to our organization, and we added products and services to serve our clients while strengthening our financial resilience. Critically, we continued investing in our people and empowering the communities we serve.

Our People

This year we invested in human capital through recruiting, training and diversity initiatives, including:

•Building out the senior management team, including 8 new Operating Committee members working alongside a significant portion of the Bank’s 1,900+ employees that have been recruited this past year;

•Materially increasing our number of client-facing bankers, many of them experienced veterans with expertise in specific industry verticals;

•Building a diverse team comprised of 66% diverse employees (~50% identifying as women and ~40% identify as members of racial minority groups);

•Establishing an analyst training program, unique to Texas Capital Bank, to develop and strengthen our pipeline of future leaders and transform our culture from the bottom up as well as from the top down; and

•Expanding our Diversity, Equity and Inclusion Council focusing on the development of goals that will be further ingrained in our business strategy as we move forward.

Our Communities

As we expand across Texas, we continue to grow our relationships and empower the communities we serve under three pillars: Live, Learn, and Lift. We know that, when our communities thrive, so does our firm.

•We invested $4.3 billion in impact lending, including $342 million in community development lending, $119 million in affordable housing lending, $2.4 billion in small business lending, and $1.5 billion in home mortgages, including 1,195 mortgages in low- and moderate-income communities.

•We continue to prioritize strategic investments in low- and moderate-income communities to help close the wealth gap, including a $51 million investment in community development.

•We supported the Texas business sector, funding over $206 million in loans through the second round of the Paycheck Protection Program as our state rebounded from the COVID-19 crisis of early 2020 and innovated, grew, and thrived.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 1

A Letter from our CEO
Our Board and Governance

A balanced and experienced Board of Directors is a crucial part of our commitment. This year, we expanded our Board to eleven directors with the addition of Paola Arbour, who brings decades of experience leading and transforming IT organizations and who is an active participant in multiple forums promoting women in technology and diversity and inclusion. The Board of Directors is committed to providing strong governance for the Company adopting market-leading stockholder friendly policies such as our board leadership structure, which is currently led by an independent Chair, a lack of takeover protections, a director retirement age, limits for directors on other board service, and a low threshold of 10% for stockholders to call a special meeting.

I have had the pleasure of meeting many of our stockholders since joining the firm just a year ago and greatly value the conversations and insights you have shared with me as we continue to execute on our transformation. I look forward to continuing our engagement and thank you for your ongoing support of Texas Capital Bank as we continue to focus on driving sustainable growth and value creation.

Sincerely,
Rob C. Holmes
Chief Executive Officer and President

TCBI 2022|Notice of Annual Meeting and Proxy Statement 2

Notice of Annual Meeting
Texas Capital Bancshares, Inc.
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, April 19, 2022, at 9:00 a.m. (central daylight time)
Location:	2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201
Items of Business:
• To elect eleven (11) directors – Paola M. Arbour, Jonathan E. Baliff, James H. Browning, Larry L. Helm, Rob C. Holmes, David S. Huntley, Charles S. Hyle, Elysia Holt Ragusa, Steven P. Rosenberg, Robert W. Stallings, and Dale W. Tremblay, each to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

• To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022;
• To approve, on an advisory basis, the 2021 compensation of the Company’s named executive officers as described in the Proxy Statement;
• To approve the Company's 2022 Long-Term Incentive Plan; and
• To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Record Date:	Stockholders of record at the close of business on February 23, 2022 are the only stockholders entitled to notice of and to vote at the Annual Meeting.

Our Proxy Statement for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Texas Capital Bancshares, Inc. follows. Financial and other information about the Company are contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), which accompanies the Proxy Statement.
To ensure that your shares are represented at the meeting, we urge you to submit your voting instructions by proxy as promptly as possible. You may submit your proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also submit a proxy via mail by following the instructions on the proxy card or voting instruction card. We encourage you to submit a proxy via the Internet. It is convenient and saves us significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

We are making the Proxy Statement and the form of proxy first available on or about March 10, 2022.

By order of the board of directors,
Anna M. Alvarado
EVP, Chief Legal Officer & Corporate Secretary
March 10, 2022
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON April 19, 2022:
The Texas Capital Bancshares, Inc. 2022 Notice of Annual Meeting and Proxy Statement, 2021 Annual Report (including the Company's Annual Report on Form 10-K) and other proxy materials are available at www.proxydocs.com/tcbi.

TCBI 2022|Notice of Annual Meeting and Proxy Statement 3

Notice of Annual Meeting
VOTING INFORMATION
It is very important that you vote in order to play a part in the future of the Company. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.

Who is Eligible to Vote
You are entitled to one vote for each share of common stock you own. Only those stockholders that owned shares of the Company’s common stock on February 23, 2022, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 50,690,920 shares of common stock outstanding held by 157 identified holders.

We are furnishing our proxy materials to our stockholders primarily through the Internet in accordance with rules adopted by the Securities and Exchange Commission. Stockholders have been mailed a Notice of Internet Availability of Proxy Materials on or around March 10, 2022, which provides them with instructions on how to vote and how to access the proxy materials on the Internet. It also provides instructions on how to request paper copies of these materials. Stockholders who previously enrolled in a program to receive electronic versions of the proxy materials will receive an email notice with details on how to access those materials and how to vote.

How to Vote
Even if you plan to attend the Annual Meeting, please submit your voting instructions by proxy right away using one of the following methods for submitting a proxy (see Page 10 for additional information). Make sure to have your proxy card, voting instruction form (“VIF”) or Notice of Internet Availability (“Notice”) in hand and follow the instructions. If your shares are held in the name of a broker, bank or other nominee, please follow the voting instructions that you receive from the broker, bank or other nominee entitled to vote your shares, which may include requesting and bringing to the meeting a Legal Proxy.

VOTE IN ADVANCE OF THE MEETING*			VOTE AT THE MEETING
via the Internet	by phone	by mail

Visit www.proxypush.com/tcbi to submit a proxy via your computer or mobile telephone	Call 1-866-390-5385 (toll-free) or the number on your proxy card or VIF	Sign, date and return your proxy card or VIF	Bring your proxy card, VIF or Notice or Legal Proxy

*You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Stockholders may call toll free: (833) 501-4842.

Electronic Stockholder Document Delivery
Instead of receiving future copies of annual meeting proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents and will also give you an electronic link to the proxy voting site.

TCBI 2022|Notice of Annual Meeting and Proxy Statement 4

Proxy Summary

PROXY STATEMENT SUMMARY

This summary provides an overview of selected information in this year's Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Our Vision: To Be the Flagship Financial Services Firm in Texas Serving the Best Clients in our Markets

Our Goals
▪Employer of choice in Texas for people interested in growing their career in financial services
▪Strong execution on the core set of financial products coupled with industry expertise and higher touch service that earns us the right to provide advice when it counts
▪Financially resilient bank that is easy to do business with and is both proactive and responsive to client, employees and community needs
▪Build trusted relationships in our core markets in industries that leads us to being a "first call" from top clients and prospects
			Building a Technology-Enabled Operating Model

Our Core Values
1. Act with transparency, candor and discipline in all we do. 2. Be accountable to one another, clients, communities and stakeholders. 3. Commit to excellence every day. 4. Foster a culture of trust through collaboration, inclusion and respect.

Annual Meeting of Stockholders

Date & Time	Location	Record Date
April 19, 2022 9:00 a.m. CDT	2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201	February 23, 2022

Voting Matters
Stockholders will be asked to vote on the following matters at the Annual Meeting.
		Board Recommendation	Page Reference

Proposal One - Election of Directors The Board believes that each of the 11 director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.		✓ Vote FOR each director nominee	13

Proposal Two - Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2022 and this appointment is being submitted to our stockholders for ratification. The Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as our independent auditor is in the best interests of the Company and its stockholders.		✓ Vote FOR	40

Proposal Three - Advisory Approval of the Company's Executive Compensation The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of the NEOs as disclosed in this Proxy Statement. The Board values the opinions of our stockholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.		✓ Vote FOR	42

Proposal Four - Approval of our 2022 Long-Term Incentive Plan The Board recommends that stockholders approve the Company's 2022 Long-Term Incentive Plan, which would provide a vehicle for the Board to issue long-term incentive and other equity awards to management, employees and the Board.		✓ Vote FOR	77
TCBI 2022|Notice of Annual Meeting and Proxy Statement 5

Proxy Summary

Governance Highlights

Board Composition (See page 13)

The Board has the appropriate diversity of thought, experience and expertise necessary to oversee our business. The Governance and Nominating Committee (the "Governance Committee") regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to our current and future business and strategy, and to introduce fresh perspectives and broaden and diversify the views and experience represented on the Board.

Director Nominees (See page 16) The following table provides summary information about each director nominee. Each nominee is to be elected by a majority of the votes cast.
					Committee Memberships
Nominee	Age[1]	Primary Occupation	Indepen- dent	Director Since	Audit	Compen- sation	Gover- nance	Risk
Paola M. Arbour	58	CIO, Tenet Healthcare	✓	2021				X
Jonathan E. Baliff	58	Operating Partner, Genesis Park	✓	2017				X
James H. BrowningÀ	72	Former Partner, KPMG LLP	✓	2009	CH		X
Larry L. Helm ◊	74	Chairman, Texas Capital Bancshares, Inc.	✓	2006				X
Rob C. Holmes	57	CEO / President, Texas Capital Bancshares, Inc.		2021
David S. Huntley	63	Chief Compliance Officer, AT&T Inc.	✓	2018	X	X
Charles S. HyleÀ	71	Former Chief Risk Officer, Key Corp.	✓	2013	X			CH
Elysia Holt Ragusa	71	Principal, RCubetti LLC	✓	2010		X	CH
Steven P. Rosenberg	63	President, SPR Ventures, Inc.	✓	2001		X
Robert W. Stallings	72	President / CEO, Stallings Capital Group, Inc.	✓	2001			X	X
Dale W. Tremblay	63	Executive Chairman, C.H. Guenther & Son LLC	✓	2011		CH

À= Financial Expert	◊ = Board Chair CH = Committee Chair		[1] Age as of Proxy Mailing Date.

Board Tenure
The Board considers length of tenure when reviewing nominees to maintain an overall balance of experience, continuity and fresh perspective.

Board Independence and Leadership (See pages 13 and 23)
Each year the Board reviews and evaluates our Board leadership structure. The Board appointed Larry L. Helm as its Chairman for 2022. Rob C. Holmes is our CEO and President. All of our directors, other than our CEO, are independent (10 of 11 members).

TCBI 2022|Notice of Annual Meeting and Proxy Statement 6

Proxy Summary

Governance Highlights (cont.)

Board Profile (See page 14)
The Board identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company's current and future business needs. The following table indicates the number of directors that have the noted skill or experience.

Board Diversity (See page 22)
The Company and the Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our stockholders. The diverse backgrounds of our individual directors help the Board better oversee the Company's management and operations from a variety of perspectives.
Women: 2 Directors (18%) Racial / ethnic diversity: 2 Directors (18%)
Our Governance Committee and our Board consider diversity in a broad sense, including diversity of viewpoints, background, work experience and other demographics, such as race, age, gender identity, ethnicity, nationality, disability, sexual orientation and cultural background. The Board will continue to make diversity a priority when considering director candidates.

Stockholder Engagement and Outreach (See pages 31 and 45)
We routinely engage with various stakeholders of the Company, including stockholders, rating agencies, proxy advisory services, and customers on a variety of matters. This year we contacted many of our stockholders for the purpose of formally engaging with them about a variety of topics including our new corporate strategy, Board composition, including diversity and skills, Board oversight of risk, our executive compensation program and philosophy, and corporate responsibility, including human capital management. A number accepted our offer to engage, and we plan to continue this outreach on a regular basis. Some declined to engage noting that they did not have any issues with our programs.

TCBI 2022|Notice of Annual Meeting and Proxy Statement 7

Proxy Summary

Governance Highlights (cont.)

Environmental, Social and Governance (ESG) Update (See page 26)
We established an ESG Council in 2021, which is overseen by the Board, consisting of executive leadership and senior management, to begin navigating and more proactively advancing ESG-related efforts.

•Focused on operating our business in a sustainable manner. Our headquarters is located in a leased building designated as a LEED (Gold level) facility
•Proud to support clients who excel in sustainable business practices
•During 2021 the Bank incorporated Environment, Social and Governance considerations into a policy statement. The statement sets forth expectations that as part of the Bank's “know your customer” program and due diligence efforts it will consider potential environmental, social or governance risk factors, including those related to the Bank's Enhanced Due Diligence industry list.

•Working diligently to assure the health, safety and well-being of our employees and customers, especially in response to the COVID-19 pandemic, with internal and external programs to assist
•With the launch of the Diversity, Equity and Inclusion Council in 2020, co-Chaired by our CEO and CHRO, enhancements continue to be made to accelerate DEI efforts and outcomes. Hired a VP of Diversity, Equity and Inclusion. Formed numerous employee resource groups (ERGs)
•Continued our record of strong community involvement through employee volunteerism (>7,600 hours), community lending ($4.3 billion in 2021) and philanthropic investment (>$2 million in 2021)

•Strong Board and corporate governance practices support our overall effectiveness and enable us to manage our business and maintain our integrity in the marketplace
•During 2021 we met with stockholders holding 57% of our shares to communicate our progress on ESG matters and to better understand how ESG fits into their investment analysis and decision making

Governance Practices (See pages 23 and 63)
The Board is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens the Board and management accountability and helps build public trust in the Company. Highlights of our governance practices include:

•Annual election of directors
•Majority voting for directors in uncontested elections
•Independent Chair
•All directors are independent, other than CEO
•Director retirement policy
•Director capacity, commitment and over boarding policy
•Directors may be removed with or without cause
•Action by written consent / right to call special meeting permitted
•No poison pill
•Executive sessions of independent directors
•Annual Board and Committee evaluations

•Strong investor outreach program
•Robust stock ownership guidelines for directors and executives
•Prohibition on hedging and pledging
•Comprehensive recoupment policy
•Annual advisory vote on executive compensation
•Risk oversight by Board and Committees
•Human capital management oversight by Board and Compensation Committee
•Board oversight of Company issues related to corporate social responsibility, public policy, philanthropy, and community participation

Stock Ownership Guidelines / Hold Requirement
To ensure continued alignment of executive and stockholder interests, our stock ownership guidelines require the Company's executive officers and directors to own shares with a target value of:
•5x base salary for the CEO;
•3x base salary for the other Executive Officers; and
•4x cash portion of the annual cash retainer for directors.
In addition, a robust hold requirement assures that our executive officers and directors will continue to hold the shares they receive (after taxes) until the ownership guideline has been attained and maintained.

TCBI 2022|Notice of Annual Meeting and Proxy Statement 8

Proxy Summary
Proxy Summary (cont.)

2021 Company Performance (See page 47)
$235.2 Million Net Income[1] up 316%[2]	$4.60 Diluted EPS[3] up 311%[2]	8.35% ROCE[4] up 298%[1]

$3.2 Billion Stockholders' Equity up 12%[2]	$28.1 Billion Total Deposits down 9%[2]	$34.7 Billion Total Assets down 8%[2]

•Adopted and continue to implement updated strategic plan, including detailed reviews of each business line, the operating model, investment spend and overall strategy
•Raised $625 million of capital, allowing the Bank to exceed “well-capitalized” regulatory ratios and leaving the Company well positioned to execute on new strategy
•Deliberate unwinding of business lines and technology not aligned to our core strategy allowed for self-funding of necessary investment, reduced variability in earnings and more efficient use of capital
•Continued focus on credit quality, and proactive resolution of legacy credit issues
•Built-out senior management team; established ESG Council; and expanded DEI Council
Notes: [1] Net income available to common stockholders. [2] Percentage change over the prior fiscal year. [3] Earnings per share. [4] Return on Common Equity.

2021 NEO Compensation (See pages 52-60)
Compensation Elements	Compensation Decisions
Short- Term	Base Salary	•All NEO's received a base salary commensurate with their position after consideration of peer market data
Annual Incentive Bonus: EPS (40%); ROCE (20%); Strategic Priorities (40%)
•Actual Company performance on EPS and ROCE metrics against targets produced a payout of 150% on each; payouts on assessment of individual performance on the Strategic Priorities ranged from 85% to 150% for the NEO's, with the CEO's payout at 150%
•Ms. Alvarado (who joined late in the year) received a guaranteed incentive bonus for 2021

Long- Term	Performance RSUs (50% of award): Vest at the end of a 3-year performance period based on: (i) EPS over three one-year performance periods (60%), and (ii) Relative TSR to Peer Group (40%)
•All NEO's received an award of performance RSUs for 2021 (except Ms. Alvarado who joined late in the year)
•Only the Relative TSR and the 2021 EPS performance targets were established when the RSUs were granted in 2021, with the 2022 and 2023 EPS performance targets remaining to be established (which will show separate "grants" in 2022 and 2023 relating to the 2021 award)
•Relative TSR was a new metric and weighting for 2021; replacing cumulative EPS relative to the peer group (50%) in 2020

Time RSUs (50% of award): Vest at the end of a 3-year vesting period, subject to continued employment	•All NEOs received an award of time RSUs for 2021
New Hire / Other	Cash Awards	•All NEOs (other than Ms. Anderson) commenced employment with the Company in 2021 •Mr. Holmes and Mr. Storms received sign-in cash bonus awards of $2.5 million and $250,000, respectively
Time RSUs
•Mr. Holmes received an award of $14.5 million time RSUs in connection with joining the Company in 2021
•Ms. Alvarado received an award of $1.3 million time RSUs in connection with joining the Company in 2021
•Ms. Anderson received an award of $50,000 time RSUs for retention while onboarding the new CEO and new CIO

TCBI 2022|Notice of Annual Meeting and Proxy Statement 9

Proxy Statement
PROXY STATEMENT
For the Annual Meeting of Stockholders to be held on April 19, 2022
This Proxy Statement is being furnished to the stockholders of Texas Capital Bancshares, Inc. (“we,” “us,” or the “Company”) on or about March 10, 2022, in connection with the solicitation of proxies by the board of directors to be voted at the 2022 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on April 19, 2022, at 9:00 a.m. at the offices of the Company located at 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Company is the parent corporation of Texas Capital Bank (“Texas Capital Bank” or the “Bank”).
In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

INFORMATION ABOUT SOLICITATION AND VOTING
Record Date and Voting Securities
You are entitled to one vote for each share of common stock you own. Only those stockholders that owned shares of the Company’s common stock on February 23, 2022, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 50,690,920 shares of common stock outstanding held by 157 identified holders. Outstanding shares of the Company's Series B Preferred Stock currently do not have voting rights.
Quorum and Voting
At least a majority of the total number of issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting in person or by proxy and entitled to vote to have a quorum to transact business. If there are not sufficient shares present and entitled to vote at the Annual Meeting for a quorum or to approve any proposal, the board of directors may postpone or adjourn the Annual Meeting to permit the further solicitation of proxies.
Directors are elected by a plurality of the votes cast at the Annual Meeting. The eleven (11) nominees receiving the highest number of votes “for” will be elected. Votes may be cast “for” or may be “withheld” with respect to any or all nominees. For purposes of the election of directors, votes that are “withheld” and broker non-votes (described below) will be counted as “present” for purposes of establishing a quorum but will not be counted as votes cast and will have no effect on the result of the vote. Stockholders may not cumulate votes in the election of directors. In accordance with our Majority Voting Policy, any nominee for election as a director who receives a greater number of “withhold” votes than votes “for” election in an uncontested election must deliver his or her resignation to the board of directors. The board of directors will determine whether to accept the resignation based upon the recommendation of the Governance and Nominating Committee and consideration of the circumstances. The Company will disclose the Board’s decision and the process by which it was reached.
The affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting is required to approve Proposal Two (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm), Proposal Three (advisory vote on 2021 executive compensation) and Proposal Four (the 2022 Long-Term Incentive Plan). Votes on these proposals may be cast “for,” “against” or “abstain.” An abstention will have the effect of a vote against Proposals Two, Three and Four. Broker non-votes will have no effect on the outcome of Proposals Two, Three and Four. Abstentions, votes against and broker non-votes will be counted as “present” for purposes of establishing
TCBI 2022|Notice of Annual Meeting and Proxy Statement 10

Proxy Statement
a quorum. The results of voting on Proposals Two and Three are advisory only and will not be binding upon the Company or its board of directors.
The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons designated in the enclosed proxy will vote your proxy in their discretion on such matters.
A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner submits an executed proxy to the Company but does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If your shares are held in the name of a bank, broker or other nominee, they are not permitted to vote on your behalf on Proposals One, Three or Four at the Annual Meeting unless you provide specific instructions to such bank, broker, or other nominee in accordance with their procedures. For your vote to be counted on Proposal One (election of directors), Proposal Three (advisory vote on 2021 executive compensation) and Proposal Four (approval of the 2022 Long-Term Incentive Plan), you must communicate your voting decisions to your bank, broker or other nominee within the time period stated in their instructions to you. Your bank, broker or other nominee will be permitted to vote on Proposal Two (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm) without instructions from you.
The individuals named as proxies will vote properly completed proxies received prior to the Annual Meeting in the way you direct. If you send in a properly completed proxy but do not specify how the proxy is to be voted, the shares represented by your proxy will be voted to elect the eleven (11) director nominees, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022, to approve, on an advisory basis, the 2021 compensation of our named executive officers, and to approve the 2022 Long-Term Incentive Plan. If your shares are held by a bank, broker or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder and present it at the Annual Meeting.
If you are a stockholder of record you may revoke a proxy at any time before the proxy is exercised by:
1.delivering written notice of revocation to Texas Capital Bancshares, Inc., Attn: Corporate Secretary – Annual Meeting, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201;
2.submitting another properly completed proxy card that is later dated;
3.voting by telephone at a subsequent time;
4.voting through the Internet at a subsequent time; or
5.voting in person at the Annual Meeting.
If your shares are held in the name of a broker, bank or other nominee, please follow the instructions that you receive from them to instruct them to revoke the voting of your shares.
Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder.
Solicitation of Proxies
It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote your shares by following the instructions as set forth in the Notice of Internet Availability of Proxy Materials. Your proxy will be voted in accordance with the directions you provide.
The Company’s board of directors is making this solicitation and the Company will pay the costs and all expenses of this proxy solicitation. The directors, officers and employees of the Company and the Bank may also solicit proxies by telephone or in person but will not be paid additional compensation to do so. We have engaged Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of $14,500. We have also agreed to reimburse Alliance Advisors, LLC for certain expenses and to indemnify Alliance Advisors, LLC against certain losses and expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 11

Proxy Statement
We are permitted to send a single Notice of Annual Meeting of Stockholders (“Notice”) and any other proxy materials we choose to mail to stockholders who share the same last name and address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Notice or proxy materials. This procedure is called “householding” and is intended to reduce our printing and postage costs.
The Company will promptly deliver, upon written or oral request, a separate copy of the Notice or proxy materials to any stockholder residing at an address to which only one copy was mailed. If you would like to receive a separate copy of the Notice or other proxy materials, either now or in the future, please contact us in writing at the following address: Texas Capital Bancshares, Inc., Attn: Investor Relations, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, or via telephone at (214) 932-6600.
If you hold your shares through a bank, broker or other nominee and would like to receive additional copies of the Notice and any other proxy materials, or if multiple copies of the Notice or other proxy materials are being delivered to your address and you would like to request householding, please contact your bank, broker or nominee.
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Governance
GOVERNANCE
The Company is committed to effective corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. See “Corporate Governance Highlights” for more information.
The Company's corporate governance guidelines, Board committee charters and other materials can be accessed on our website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. We will promptly deliver free of charge, upon request, a copy of the corporate governance guidelines, Board committee charters or Code of Business Conduct or our most recent Form 10-K or Annual Report to any stockholder requesting a copy. Requests should be directed to the Company’s Corporate Secretary, Texas Capital Bancshares, Inc. 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Company's SEC filings, including Forms 3, 4 and 5 filed by the Company’s directors and executive officers, can be accessed on our website at https://investors.texascapitalbank.com/financials/sec-filings/default.aspx.

PROPOSAL ONE – Election of Directors
Background
Based on the recommendation of our independent Governance and Nominating Committee (the “Governance Committee”), our board of directors nominated eleven directors – Paola M. Arbour, Jonathan E. Baliff, James H. Browning, Larry L. Helm, Rob C. Holmes, David S. Huntley, Charles S. Hyle, Elysia Holt Ragusa, Steven P. Rosenberg, Robert W. Stallings, and Dale W. Tremblay, to serve a one-year term expiring at the 2023 Annual Meeting of Stockholders, or until their successors are elected and qualified. All of the nominees have indicated their willingness to continue to serve as a director if elected. Each of the nominees have previously been elected as directors of the Company by stockholders except for Ms. Arbour, who was elected by the Board in July 2021.
At the Annual Meeting, you will have the opportunity to elect these eleven nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these eleven nominees. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the board of directors.
The board of directors determined that each of our current directors, and each of our director nominees, other than Mr. Holmes, qualifies as an “independent director” as defined in the Nasdaq Stock Market Listing Rules and as further defined by applicable statutes and regulations.
The name of each of our nominees for election and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the estimated proxy mailing date), is set forth below. Included in the information below is a description of the particular qualifications, attributes, skills and experience that led the Board to conclude that each person below should serve as a director of the Company.
There is no family relationship between or among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as a director or appointed as an officer.

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Governance

Board Composition and Refreshment	Board Refreshment

Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of our stockholders, is a principal priority of the Board and the Governance Committee. The Board and the Committee also understand the importance of Board refreshment, and strive to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. The Board believes that new perspectives and new ideas are critical to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring.
Over the last seven years: ▪5 new directors elected ▪Rotation of Two Committee Chairs ▪Expanded qualifications and diversity represented on the Board

Qualifications Required of All Directors
The Board and the Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, a willingness to assume fiduciary responsibilities, an appreciation of diversity and a commitment to sustainability and to dealing responsibly with social issues. In addition, the Board conducts interviews of potential director candidates to assess integral qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board considers diversity in a broad sense, including diversity of viewpoints, background, work experience and other demographics, such as race, age, gender identity, ethnicity, nationality, disability, sexual orientation and cultural background, and professional experience and skills in evaluating candidates for Board membership and assesses the effectiveness of this policy through the Governance Committee's annual review of director nominees. The Board believes that diversity results in a variety of points of view and, consequently, a more effective decision-making process.
A substantial majority of the board must qualify as independent under the relevant listing standards of the Nasdaq Stock Market and applicable rules of the SEC. All members of the current board of directors, other than Mr. Holmes, qualify as independent under these standards.
Ms. Arbour joined the Board in July 2021. The Governance Committee and the full Board carefully reviewed her experience, skills and attributes, including her independence. The Governance Committee and the Board determined to elect her to the Board in July 2021 and to recommend her to stockholders for re-election at the 2022 Annual Meeting.

Qualifications, Attributes, Skills and Experience on the Board
The Board identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company's current and future business needs. The following table summarizes certain characteristics of the Company and the associated qualifications, attributes, skills and experience that the Board believes should be represented on the Board.

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Governance

Qualifications, Attributes, Skills and Experience	Characteristics

Financial Services Expertise	Experience in one or more of the Company's specific financial services areas
Accounting, Financial Reporting	Experience as an accountant or auditor at an accounting firm, chief financial officer, or other relevant experience in accounting and financial reporting
Public Company Board Experience	Experience as a board member of another public company
Board Leadership Role	Experience in a leadership role on a board of directors, including Chair, Lead Director, or Committee Chair
C-Suite Experience	Experience as a CEO, CFO, COO, CIO, CRO or other senior executive of a major organization or public company
Information Technology	Experience understanding information systems and technology and implications for operating businesses
M&A Experience	Experience with respect to banking, mergers and acquisitions, private equity, capital markets transactions, investment banking, and long-term strategic planning
Regulatory Compliance	Experience in regulatory matters or affairs, including as part of a regulated financial services firm or other highly regulated industry
Risk Management	Experience managing risks in a large organization, including specific types of risk (e.g., financial, cyber, privacy and data security) or risks facing large financial institutions
Sales / Marketing	Experience building or supervising sales / marketing organizations, including for new markets or products / services

Board Qualifications and Experience Matrix
The following chart reflects the various qualifications and experience of our director nominees. Each director also contributes other important skills, expertise, experience, viewpoints, and personal attributes to our board of directors that are not reflected in the chart below.
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Governance
Director Nominees

Career Highlights

▪Executive Vice President and Chief Information Officer, Tenet Healthcare Corporation (since 2018), oversees the leadership and strategic direction for Tenet’s information technology (IT) systems and identifies opportunities to support that company’s expansive care network through the application of digital technology, data analytics, automation and customer experience
▪Prior to joining Tenet, she served in Vice President and President roles at Service Now and ProV International
▪Earlier in her career, Arbour served as vice president of service delivery at Dell Services, where she was responsible for global service delivery and customer experience; and served as Vice President in services across Europe and the United States for EDS

Paola M. Arbour	Committee Membership(s) ▪Risk
Chief Information Officer,Tenet Healthcare	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2021	▪More than 35 years of experience leading and transforming IT organizations ▪Executive management experience ▪IT expertise	▪Advisory board member, Dallas CIO Leadership Association ▪Board member, the Technology Business Management Council ▪Member, Evanta CIO Community for Gartner
Independent
Age 58

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Operating Partner, Genesis Park, a private investment company
▪Director (since 2021), Chair Audit Committee, and member Nominating and Corporate Governance Committee, Redwire Corporation (NYSE:RDW)
▪Former President, Chief Financial Officer, and Director, Genesis Park Acquisition Corp. (NYSE:GNPK), a special purpose acquisition company (SPAC) (from 2020 until its merger with Redwire Corporation in 2021)
▪Former CEO/President (2014-2019), and Senior Vice President and Chief Financial Officer (2010-2014), Bristow Group, Inc. (NYSE:VTOL), an industrial aviation solutions provider offering helicopter transportation, and search and rescue and aircraft support services
▪Executive Vice President-Strategy (2008-2010), NRG Energy, leading development and implementation of corporate strategy and M&A
▪Managing Director, Credit Suisse’s Global Energy Group (1997-2008)

Jonathan E. Baliff	Committee Membership(s) ▪Risk
Operating Partner, Genesis Park	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2017	▪Extensive financial / leadership experience serving in executive roles with public companies ▪Focus on corporate strategy, coupled with banking experience earlier in his career	▪U.S. Air Force (1985 until retirement in 1993 with the rank of Captain) ▪Board Member, Alley Theatre ▪Board of Advisors, Georgetown Graduate Schools of Foreign Service
Independent
Age 58

	Other Current Public Directorships ▪Redwire Corporation	Public Directorships in the Past Five Years ▪Genesis Park Acquisition Corp.

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Governance

Career Highlights

▪Retired as partner (2009), KPMG LLP, an international accounting firm, after more than 38 years with the firm
▪Served as Chairman of the Board, director and member, Audit Committee, of RigNet Inc., a global technology company providing customized communications services, applications, real-time machine learning and cybersecurity solutions to enhance customer decision-making and business performance (from 2012 until acquired by Viasat Inc. in 2021)
▪Director (since 2016), and Chair, Audit Committee, Herc Holdings, Inc., a NYSE-listed full-service equipment rental company

James H. Browning	Committee Membership(s) ▪Audit (chair) ▪Governance & Nominating
Former Partner, KPMG	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2009	▪More than 38 years in public accounting ▪Expertise in financial / accounting / SEC matters ▪Vast experience dealing with public company boards ▪Financial Expert	▪Member, AICPA ▪Member, NACD
Independent
Age 72

	Other Current Public Directorships ▪Herc Holdings Inc.	Public Directorships in the Past Five Years ▪RigNet, Inc.

Career Highlights
▪Chairman of the Board of the Company (since May 2012); served as interim CEO of the Company (May 2020 until Jan. 2021)
▪Former senior advisor, Accelerate Resources, LLC, engaged in the acquisition of non-operated oil and natural gas properties and mineral interests (Aug. 2017 until May 2020)
▪Former head of U.S. Middle Market Banking at Bank One (2001 - 2004) and CEO (1996 - 1998) of Bank One Dallas, N.A.

Larry L. Helm	Committee Membership(s) ▪Risk
Chairman of the Board; Former Chairman and CEO of Bank One Dallas	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2006	▪Current and former banking executive, with extensive knowledge of our industry ▪Executive management expertise	▪Immediate Past Chair, Goodwill Industries of Dallas ▪Former Board Member, Dallas Chapter of the American Red Cross, and Dallas Symphony Orchestra, among others
Independent
Age 74

	Other Current Public Directorships ▪ESGEN Acquisition Corporation	Public Directorships in the Past Five Years ▪None

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Governance

Career Highlights

▪Chief Executive Officer and President of the Company, member of the board of directors (since Jan. 2021); CEO & President, Texas Capital Bank
▪Former senior executive JPMorgan Chase & Co. and predecessor firms (1989 until 2020), including as Global Head of Corporate Client Banking and Specialized Industries (2011 until 2020), co-head of JPMorgan’s North American Retail Industries Investment Banking practice (2005 - 2011), head of Investment Banking for the southern region of the U.S. (2010 - 2011), and had shared oversight of the Commercial Banking Credit Markets business, which provided Asset Based Lending and other credit solutions (2016 - 2020)

Rob C. Holmes	Committee Membership(s) ▪None
Chief Executive Officer, President and Director	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2021	▪Extensive knowledge of all aspects of our business ▪More than 30 years of experience and leadership in the banking industry	▪Advisory Board, University of Texas at Austin McCombs School of Business ▪Board Member, Baylor Health Care System Foundation ▪Member, University of Texas at Austin Development Board ▪Salesmanship Club
Non-Independent
Age 57

	Other Current Public Directorships ▪Dillard's Inc.	Public Directorships in the Past Five Years ▪None

Career Highlights

▪More than 27-year career with AT&T Inc. and subsidiaries, a global leader in telecommunications, media and technology
▪Senior Executive Vice President & Chief Compliance Officer (since 2014), responsible for developing privacy policies, legal and regulatory compliance, and ensuring adherence to internal compliance requirements, and protecting company assets
▪Former Senior Vice President & Assistant General Counsel, AT&T Services (2012-2014)
▪Former Senior Vice President & General Counsel, AT&T Advertising Solutions and AT&T Interactive (2010-2012)

David S. Huntley	Committee Membership(s) ▪Audit ▪Compensation & Human Capital
Chief Compliance Officer, AT&T	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2018	▪Compliance and legal expertise ▪Experience developing and implementing policies to safeguard the privacy of customer and employee information
▪Director, AT LAST!, the Baylor Health Care System Foundation, the Dallas Citizens Council, and the National Urban League
▪Trustee, Southern Methodist University; Public Trustee, Dallas Medical Resources
▪Executive Committee, Texas Business Hall of Fame

Independent
Age 63

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

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Governance

Career Highlights

▪Retired Senior Executive Vice President & Chief Risk Officer, Key Corp. and Key Bank (holding company and regional bank based in Cleveland, Ohio)(from 2004 until his retirement in 2012)
▪Former executive Barclays Capital, working in the U.S. and London (from 1980 - 2003), most recently as Managing Director and Global Head of Credit Portfolio Management - London
▪Former banker, JP Morgan (1972 - 1980)

Charles S. Hyle	Committee Membership(s) ▪Risk (chair) ▪Audit
Former Chief Risk Officer, Key Corp.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2013	▪Broad financial services experience ▪Managing bank credit and operational risk ▪Financial Expert	▪An active impact investor in several startup social enterprises focused on educational technology through Learn Launch + Accelerator in Boston
Independent
Age 71

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Former President / COO, The Staubach Company (2001 - 2008)(merged with Jones Lang LaSalle in 2008)
▪Retired International Director, Jones Lang LaSalle, a commercial real estate services company (2008 - 2017)
▪Former director (2007 - 2018), Lead Director, member, Compensation Committee, and Chair, Nominating and Corporate Governance Committee, Fossil Group, Inc.

Elysia Holt Ragusa	Committee Membership(s) ▪Governance & Nominating (chair) ▪Compensation & Human Capital
Principal, RCubetti LLC	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2010	▪C-Suite and Public Company Board Experience ▪Commercial Real Estate Expertise ▪Leadership Training Experience ▪Change Management Expertise	▪Board of Directors, The Contemporary Austin ▪Advisory Board, University of Texas McCombs School of Business ▪United Way of Dallas Allocation Chair
Independent
Age 71

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪Fossil Group, Inc.

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Governance

Career Highlights

▪President, SPR Ventures, Inc., a private investment company (since 1997)
▪Former President, SPR Packaging LLC, a manufacturer of flexible packaging for the food industry (2007 until his retirement in 2018)
▪Director (since 2008), Chair, Nominating and Corporate Governance Committee, and member, Audit Committee, Cinemark Holdings, Inc., a leader in the motion picture exhibition industry with theatres and screens in the U.S. and Latin America
▪Former director (2007-2014), member Audit, Compensation and Nominating and Governance Committees, PRGX Global, Inc., a supplier of specialized data auditing services

Steven P. Rosenberg	Committee Membership(s) ▪Compensation & Human Capital
President, SPR Ventures, Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2001	▪Corporate leadership, private entrepreneurial investment and public company boards / management ▪Experience in accounting and financial management
▪Member, Executive Board and Treasurer, Dallas Holocaust and Human Rights Museum
▪Trustee and Past President, AkibaYavneh Academy
▪Treasurer and Endowment Chair, American Friends of Bar Ilan University, Israel
▪Member, National Council, AIPAC

Independent
Age 63

	Other Current Public Directorships ▪Cinemark Holdings, Inc.	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Chairman of the board of directors and CEO of Stallings Capital Group, Inc., an investment company (since March 2001)
▪Retired Executive Chairman of the Board of GAINSCO, Inc., a property and casualty insurance company (August 2001 - April 2021, when GAINSCO was acquired by State Farm)
▪Former CEO of an asset management company as well as a savings bank
▪Former director of Crescent Real Estate Equities Company and the Federal Home Loan Bank of Dallas

Robert W. Stallings	Committee Membership(s) ▪Governance & Nominating ▪Risk
President & CEO, Stallings Capital Group, Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2001	▪Banking, financial services and insurance expertise ▪Private entrepreneurial investment ▪Public Company Board Experience	▪Chairman & Founder, The Stallings Foundation
Independent
Age 72

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

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Governance

Career Highlights

▪Executive Chairman (former President / CEO, since 2001), C.H. Guenther & Son LLC (dba Pioneer Flour Mills; a food manufacturer of high-quality products; one of the oldest privately held companies in the U.S.)
▪Prior to joining C.H. Guenther, senior officer, The Quaker Oats Company, responsible for all Worldwide Food Service Businesses
▪Former director (2005-2019), member, Audit Committee, and Chair, Compensation Committee, Clear Channel Outdoor Holdings, Inc., a large, public advertising company
▪Director, Nature Sweet Ltd., a privately-owned agricultural and distribution company; director, Monogram Foods, a privately-owned major co-packer and private label provider for strategic partners throughout the nation

Dale W. Tremblay	Committee Membership(s) ▪Compensation & Human Capital (chair)
Executive Chairman, C.H. Guenther & Son LLC	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2011	▪Public / private company management leadership ▪M&A and private equity experience ▪Sales & marketing experience ▪Public Company Board Experience
▪Director, Haven for Hope
▪Director, San Antonio Opera
▪Former Founding Board Member, Texas Can Academy - San Antonio
▪Federal Reserve Bank of Dallas - former Consumer Advisory Committee Member
▪Former Finance Advisory Board Member, Michigan State University

Independent
Age 63

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪Clear Channel Outdoor Holdings, Inc.

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Governance
Board Diversity
We believe it is important that our board of directors is composed of individuals reflecting the diversity represented by our employees, our customers, and our communities. In recent years, our Governance Committee took this priority to heart in its nominations process, and the diversity of our Board has broadened. With the addition of Paola Arbour in 2021, we continued to expand the diversity of our Board. In response to feedback from stockholders, we provide below enhanced disclosure regarding the diversity of our Board, utilizing the template included in Nasdaq's rule proposal.

Board Diversity Matrix (As of February 23, 2022)
Board Size:
Total Number of Directors			11
				Did Not Disclose Gender
	Female	Male	Non-Binary

Part I: Gender Identity
Directors[1]	2	9	–	–
Part II: Demographic Background[2]
African American or Black	–	1	–	–
Alaskan Native or Native American	1	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	–	–	–
Two or More Races or Ethnicities	–	–	–	–

LGBTQ+			–
Demographic Background Undisclosed			–

[1] Number of directors based on gender identity.
[2] Number of directors who identify in any of these categories.

The Governance Committee considers diversity in a broad sense, including diversity of viewpoints, background, work experience and other demographics, such as race, age, gender identity, ethnicity, nationality, disability, sexual orientation and cultural background.

BOARD AND COMMITTEE MATTERS
Board of Directors
The board of directors oversees the business affairs of the Company. The board of directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. Special meetings of the board of directors are held as required from time to time when important matters arise that require action between scheduled meetings. The board of directors held five regularly scheduled meetings during 2021. Each of the Company’s directors participated in at least 75% of the meetings of the board of directors and the committees of the board of directors on which the director served during 2021.
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Governance
Board Leadership Structure
The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board believes it is important to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions, the needs and opportunities of the Company as they change over time. Currently, the CEO and chairman positions are separated under the Company’s board leadership structure. Larry L. Helm acts as the non-executive Chair, and Rob C. Holmes serves as the CEO. The members of the Company’s board of directors also serve as directors of the Bank to provide effective oversight of the Bank.

A significant portion of our Board’s oversight responsibilities is carried out through its four independent, principal standing committees: Audit Committee, Risk Committee, Governance and Nominating Committee, and Compensation and Human Capital Committee. Allocating responsibilities among committees allows more in-depth attention devoted to the Board’s oversight of the business and affairs of the Company. See “Risk Oversight” below for more information. Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed. Each committee reviews reports from senior management and reports its actions to, and discusses its recommendations with the full Board.

All committee chairs are appointed at least annually by our Board. Committee chairs are responsible for:
•Calling meetings of their committees
•Approving agendas for their committee meetings
•Presiding at meetings of their committees
•Serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO
•Working directly with the senior management responsible for committee mandates
Board members have direct access to management and regularly receive information from and engage with management during and outside of formal Board meetings. In addition, the Board and each committee has the authority and resources to seek legal or other expert advice from sources independent of management.

Board and Corporate Governance: Strong Governance Practices
The board of directors is committed to providing sound governance for the Company. The board of directors adopted Corporate Governance Guidelines (the “Guidelines”) and charters for each committee of the board of directors to provide a flexible framework of policies relating to the governance of the Company. These documents are available in the “Governance Documents” section of the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx.

Our sound governance practices include:
•Annual election of all directors
•Majority voting for directors in uncontested elections
•Independent Chair
•All directors are independent, other than CEO; 100% principle standing committee member independence
•Director retirement policy
•Director capacity, commitment and over boarding policy
•Directors may be removed with or without cause
•Action by written consent / stockholder right to call special meeting permitted
•Executive sessions of independent directors at each regular Board meeting
•Annual Board and Committee evaluations
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Governance

•Strong investor outreach program, including participation by our Chair and other Directors
•Robust stock ownership guidelines for directors and executives
•Prohibition on hedging and pledging
•Comprehensive recoupment policy
•Ongoing director education
•Ongoing consideration of Board composition and refreshment, including diversity in director succession
•Strong director attendance: each director attended 75% or more of total meetings of the Board and committees on which he or she served during 2021
•Board oversight of corporate responsibility and ESG matters
•Board and Compensation Committee oversight of human capital management matters
•Direct Board access to management and access to independent advisors
•No poison pill
Among the policies addressed in the Guidelines are the following:
•Retirement policy. A director who reaches the age of 75 at or before the time of his or her election will not be eligible for election to the board of directors, subject to waiver of this requirement on an annual basis by unanimous vote of the remaining members of the board.
•Board leadership structure. Currently led by an independent Chair.
•Limits on other board service. No director may serve on more than four public company boards (including the Company’s board of directors), but the Chair may only serve on a maximum of two other public company boards. The Company's CEO may serve on only one other public company board.
•Review of significant responsibility changes. Any director who retires from his or her principal employment, or who materially changes the responsibilities of his or her principal employment, must tender a letter of resignation to the board of directors. The board of directors will determine whether to accept the resignation based on the recommendation of the Governance Committee after its review of the circumstances.
•Annual meeting attendance. The board of directors encourages all of its members to attend the Company’s annual meetings of stockholders. Of the ten directors then serving on the Board, all of the directors were in attendance at the 2021 Annual Meeting.
•Director compensation. Director compensation includes a substantial equity component representing approximately half of each director's annual compensation to align director interests with the long-term interests of stockholders. See “Director Compensation”.
•Director stock ownership. The board of directors established stock ownership guidelines for directors to further align their interests with the long-term interests of stockholders. Directors are expected to own common stock having a value of at least four times the cash portion of the annual retainer paid to outside directors, and may not dispose of any shares of the Company’s common stock unless they own, and will continue to own, common stock with a value at or above that level.
•Executive pay governance and stock ownership. As discussed in more detail below at “Executive Compensation – Compensation Discussion and Analysis”, the Guidelines include policies addressing:
◦Executive stock ownership;
◦No excise tax gross-ups with respect to executive compensation received upon a change in control;
◦No “single trigger” payment or acceleration of benefits upon a change in control; and
◦Recoupment or “Clawback” of incentive compensation upon a restatement of the Company’s financial statements.
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Governance
Risk Oversight
Our board of directors is responsible for oversight of management and the business affairs of the Company, including the management of risk. The board of directors oversees an enterprise-wide approach to risk management, intended to support the achievement of strategic objectives to optimize our organizational performance and enhance stockholder value while operating within the guidelines of our risk appetite statement. While the board of directors has the ultimate oversight responsibility for the risk management process, the Board authorized various committees to provide primary oversight of the Company’s enterprise risk management program.

In addition, management established an Executive Risk Committee (“ERC”) comprised of executives responsible for all major categories of risk to provide management oversight and guidance related to the Company’s enterprise risk management, including the CEO and CFO. The ERC updates the Company’s risk appetite statement and enterprise risk management policy on an annual basis and establishes various risk tolerances focused on quantitative and qualitative key risk indicators, which are ultimately approved by the board of directors.

The following graph shows the allocation of key risk topics to the various Board committees.

Board of Directors

•Oversight of risk in ESG matters

Risk Committee	Audit Committee

•Oversight of the Company’s management of credit, liquidity, strategic, market, operational (including information technology and cybersecurity), compliance, financial, and capital adequacy ("enterprise") risks
•Annual review and approval of the Company’s risk management framework and review and recommendation to the board of directors of the Company’s risk appetite statement
•Oversees the activities of the ERC, which is chaired by the Company’s Chief Risk Officer, who has a direct reporting relationship to the Risk Committee
•Oversight of supervisory issues and enforcement actions and remediation efforts
•Confirm that the Company's lending activities are withing the context of the Company's risk framework
•Communicate with the other Board committees to assure the integrated oversight of the full range of enterprise risks

•Oversight of major financial risk exposures
•Monitors the Company’s financial reporting risk, including the allowance for credit losses, and regulatory compliance risk
•Review significant risk trends identified by internal audit

Compensation and Human Capital Committee

•Review and oversight of compensation plan risk assessments •Oversight of risk related to human capital management, including talent management, executive succession planning and DEI

Governance and Nominating Committee

•Oversight of risks related to corporate governance practice and procedure

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Governance
Environmental, Social and Governance (ESG) Highlights
Overview
Our vision is, “To be the flagship financial services firm in Texas serving the best clients in our markets.” In order to make that happen, we need to ensure we have the appropriate level of focus in the management of our environment, social and governance (“ESG”) practices. We take a comprehensive approach to corporate social responsibility that includes investing in our communities, creating a culture of strong corporate governance, and continuing our focus on sustainable business practices. We believe that this approach enables us to more effectively serve our stockholders, clients, communities, and colleagues.

While our ESG programs continue to evolve, we are currently focusing on creating value through the following prioritized areas: governance, sustainable finance, diversity, equity and inclusion (“DEI”), engaging and empowering employees, our philanthropy, employee giving and volunteerism, and investment in affordable housing. We continue to improve and deepen our ESG initiatives by assessing our practices against industry best practices, incorporating stakeholder feedback and actively participating in and advocating for the causes that matter most to our various stakeholders.

We launched the ESG Council in 2021, lead by our Chief Legal Officer, which is responsible for oversight and proactively advancing our ESG efforts, including involvement of key internal executives and integration with the Bank’s strategy.

Stockholders

Board of Director and Committee Oversight

é	é	é	é

ESG Leadership Council

1 Operating Committee-Level Leadership Integrating with Strategy
2 Subject Matter Experts from Across the Company to Drive Execution
3 Monthly Meeting Cadence to Maintain Momentum
4 Education and Baselining to Move Efficiently
5 Organized Sub-Teams to Coordinate Activities

Clear and Effective Communication to Both Internal and External Stakeholders

Areas of 2021 Focus
The devastating effects of the COVID-19 pandemic and failures to address systemic inequality in our society have highlighted the importance of sharpening our focus on how our business impacts individuals, groups and communities around the world. As further described below, our key ESG accomplishments in 2021 included:
•Heightened focus on supporting our employees, clients and communities through the COVID-19 pandemic, including by expanding employee benefits, implementing payment deferral and other programs to assist our clients and providing support to local, regional and global COVID-19 relief efforts;
•Expanded efforts to advance our DEI initiatives, including
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◦launching a DEI strategy and establishing a Diversity, Equity and Inclusion Council, made up of executive leadership and senior management, to begin navigating and more proactively advancing ESG-related efforts;
◦hiring a VP of Diversity, Equity and Inclusion;
◦forming two employee resource groups (“ERGs”); and
◦purposeful DEI university hiring efforts;
•Incorporated environment, social and governance considerations into a Bank policy statement;
•Greater transparency through increased ESG reporting and disclosures; and
•Initiation of work to evaluate and address our climate risks and opportunities.

"As President and CEO, it is important to me that the company live up to its stated values. As we look forward, we are eager to accelerate our advancements in diversity, equity and inclusion efforts as well as environmental, social and corporate governance areas."
ROB C. HOLMES

ESG Governance and Reporting
Our ESG program is under the primary oversight of our Board, with our Compensation Committee focusing on human capital management (including talent management, executive succession planning, DEI and culture). We review and discuss our strategy, goals, practices and performance with the Board, which also receives management updates on our progress, ratings, disclosures and stakeholder engagement. At the executive management level, our ESG program is led by our Chief Legal Officer, in collaboration with the Company's ESG Council established in 2021, which ensures appropriate alignment and involvement from the Chief Executive Officer, other executive leaders and cross-functional management. In 2021, we published our Corporate Social Responsibility Report, which can be found at https://www.texascapitalbank.com/who-we-are/our-company/community-impact. This report includes details on many of our ESG initiatives and accomplishments. We will continue to enhance and evolve our disclosures, taking into consideration industry practices and stakeholder expectations.

Environmental

We are focused on operating our business in a sustainable manner, as we believe it better serves our communities and also has a positive effect on operating expenses.

• Operational Environmental Impact. Our corporate headquarters is located in a leased building that has been designated as a U.S. Green Building Council Leaders in Energy and Environmental Design (LEED) Gold level building. Additionally, our branch-light operating philosophy allows us to avoid the impact on the environment of operating a large number of facilities.

• Sustainable Finance. Our lending agreements require that energy industry and real estate construction clients comply with all applicable federal, state and local environmental regulatory requirements. The Company is proud to support clients who excel in sustainable business practices, including the following:
◦An energy client that provides a clean burning alternative to diesel and gasoline for municipalities and private transportation fleets.
◦A client that creates products from recycled plastic, agricultural waste and natural resources, while aiding in the fight against deforestation in the United States.
During 2021 the Bank incorporated Environment, Social and Governance considerations into a policy statement. The statement sets forth expectations that as part of the Bank's “know your customer” program
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and due diligence efforts it will consider potential environmental, social or governance risk factors, including those related to the Bank's Enhanced Due Diligence industry list.

Social and Human Capital Management

The health, safety and well-being of our employees and customers is of paramount importance. This includes financial and other support, encouragement of a culture of diversity, equity, and inclusion, through training and development, and both personal and financial involvement in the community.

• Health & Safety / COVID-19 Response. Our policy is to provide a safe and healthy workplace. In 2021, we continued our response to the global COVID-19 pandemic by supporting our employees, clients and communities in a variety of ways.

◦We focused on providing employee support to address work, life, financial and health-related issues. This included programs and benefits to ease work-from-home challenges and address the medical and other support needs of those directly impacted by COVID-19. Examples include mental health support, technology, equipment and a commitment to retain our incentive compensation packages.
◦We took significant measures to provide employees with a sense of safety, security, and certainty in response to the COVID-19 pandemic. To protect the health and safety of employees and customers, we established social distancing and hygiene and environmental safety protocols for on-site workers at our banking centers and offices. We also provided free COVID-19 testing for employees enrolled in our medical coverage. In addition, we developed tracking and reporting solutions to monitor employee circumstances related to the COVID-19 pandemic.
◦We enhanced our performance management process, and implemented a more defined process for succession planning deeper into the organization. We also enhanced parental bonding leave benefits.
◦We facilitated $206 million in Small Business Administration loans via the second round of the Paycheck Protection Program.
◦Under our Live, Learn, Lift philanthropic giving program, we donated more than $2 million to non-profit causes, many providing COVID-19 assistance.

• Diversity, Equity and Inclusion (“DEI”). We work to promote a culture of diversity, equity, and inclusion across everything we do, from how we serve our clients and develop products and services, to the ways we help communities and support our employees. As part of these efforts, we strive to build diverse and inclusive teams that will continue to attract and retain top talent.

When we launched our Diversity, Equity and Inclusion Council in 2020, it was to accelerate diversity, equity and inclusion efforts and outcomes. The Council exists as part of our commitment to address diversity, equity and inclusion, both within our company and in our communities. The DEI Council is Co-Chaired by our CEO and our CHRO, and is made up of colleagues from departments across our organization, and aims to steer our diversity and inclusion strategies. The Council is working to develop DEI goals and metrics that will be ingrained in our business strategy. Through routine strategy sessions and planning, the DEI Council continues to explore the evolution of diversity, equity and inclusion at the Company.

Our DEI program is led by our new VP of Diversity, Equity and Inclusion. We take a multi-pronged approach to creating a diverse and inclusive workplace that includes employee awareness programs and resource groups, training and educational opportunities, leadership development, mentoring and hiring outreach programs. We are continually investing in our workforce to further emphasize diversity and inclusion and to foster our employees’ growth and career development.

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DEI is important in all that we do and it starts with our recruiting efforts. In 2021, 40% of new hires were women and 42% were members of racial minority groups.
In 2021, we adopted a marketing plan under which we will have more presence on social media highlighting our transformational work, insights into our culture and more awareness of the Company as a whole. To date, the plan has resulting in six times the number of viewers when compared to the prior social media presence for Texas Capital Bank.

“By fostering an inclusive, respectful and diverse workplace where all voices are heard and valued, together we will strengthen our position as a leading regional bank. As we look ahead, we understand the significant opportunity we have to further advance our DEI efforts.”

ROB C. HOLMES, CEO & President

In 2021, two new employee resource groups (ERGs) were officially created: Women of Texas Capital Bank ERG and Veterans and Employees Together (VET) ERG. Both have been very active in engaging colleagues in a variety of activities and events, from Breast Cancer Awareness Month to Veteran’s Day observances, and town hall events with topics such as “Why Mentoring is Important” fireside chat. Additionally, three new ERGs officially launched in January 2022. Their unique missions are as follows:
◦Emerging Professionals Employee Resource Group – whose mission is to support the growth of emerging professionals by creating opportunities for these leaders to build meaningful relationships with our teams across all markets and age groups. We aim to provide members with networking and community service events, career development activities, and have them engage with leaders at all levels across the firm.
◦Multiethnic Employee Resource Group (MERG) – whose mission is to serve all employees by celebrating, uplifting, and prioritizing the importance of diversity and inclusion across all ethnicities, both within the bank and in our communities. We strive to engender a multicultural perspective through initiatives that promote cultural competence, allyship, and development. In keeping with the Company's core values of collaboration, inclusion, and respect, MERG works to bring awareness of achievements and challenges of the diverse individuals and communities we represent as a company. Our resource group will also serve as a partner to strengthen a work environment free of race or ethnic discrimination.
◦Professionals Respecting Others' Unique Differences (PROUD) Employee Resource Group – whose mission is to cultivate an inclusive environment that supports and encourages LGBTQ+ and allies to advance their professional skills and leadership abilities through mentorship, dialogue, and bringing your authentic self to work. Our members are committed to empowering others in the community by sharing challenges and experiences and making meaningful connections.
We adopted a Human Rights Policy that, among other things, addresses the protection of women's and minority groups' rights, and it applies to our suppliers and partners, too. As of December 31, 2021, we had approximately 1,750 employees, nearly all of whom are full-time. Approximately 50% are female and approximately 40% are members of racial minority groups.

• Training and Development. We support and develop our employees through a variety of training and development programs that build and strengthen employees’ leadership and professional skills, including career development plans, in-house learning opportunities and an early career development program.

As part of our training and development program, during 2021, we:
◦Created and launched training targeted for people managers.
◦Packaged current online training courses to align with career paths.
◦Launched an analyst program that includes several weeks of training in preparation to move into frontline banking positions.
◦Created technical training focused on bank employees.
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• Involvement in the Community / Affordable Housing. We established ourselves as a leader in the community by making strategic financial investments in community endeavors and by promoting a strong corporate culture of volunteerism. We serve our communities under three pillars:
◦Live (basic needs to support quality of life);
◦Learn (educational opportunities for lifetime success); and
◦Lift (supportive services for individuals, small businesses and veterans).

During 2021, we continued providing relief in response to the COVID-19 pandemic and made significant investments in non-profits and small businesses to ensure their continued survival and success.
Throughout 2021 we were able to provide a wide range of support to our communities, including Total Impact Lending of $4.3 billion, exclusively within our market assessment area of Texas and exclusively serving low- and moderate-income (“LMI”) / underserved communities and small businesses that fit the SBA definition of $1MM or less in annual revenues or loans less than $1MM to a business, comprised of:
◦$342 million in community lending, which includes loans in underserved communities or loans that benefit LMI individuals, including loans for affordable housing; loans to community service providers (e.g., medical facilities that serve indigent, uninsured); loans to businesses that create jobs in LMI areas; and loans for rebuilding and revitalizing these areas. These loans helped to create 477 single-family and 535 multi-family affordable housing units, medical facilities, 127 beds at homeless shelters and 1,014 permanent jobs in the communities that we serve.
◦$2.4 billion in the form of loans to 60,240 small businesses.
◦$119 million for homebuilders’ lines of credit / loans to build 477 single-family homes under $300,000 in low- and moderate-income communities.
◦$1.5 billion for home mortgages, including 1,195 mortgages in low- and moderate-income communities.
We also had Impact Investing during 2021 of $51 million. Texas Capital Community Development Corporation, a wholly-owned subsidiary of the Bank, made investments in various Community Reinvestment Act-qualified funds that provide equity and subordinated debt capital into small and growing businesses. These investments funds are Small Business Investment Corporations (SBIC); Community Development Corporations (CDFI); and real estate funds that invest in preserving affordable multi-family housing.
During 2021 we also made more than $2 million in various philanthropic investments. In addition, we and our employees helped restock food bank shelves, purchased holiday gifts for children in need and supported our front-line heroes.
Additional impactful activities included:
◦Our employees spent over 7,600 hours volunteering in Company-sponsored projects, teaching financial literacy and skills-based volunteering. Impact Teams are committees in each of our offices that coordinate volunteer projects to serve their local community. These teams are completely voluntary and serve as the hands and feet of our volunteer program.
◦Our Mobile Banking Center was deployed for most of the year to a local hospital in Dallas, Texas, where a mobile COVID-19 testing center has been set up. The Mobile Banking Center has served as a private space of refuge with fully equipped facilities for medical staff to rest and, when needed, serve as an additional testing site.
◦Maintenance of a virtual financial literacy curriculum to ensure that there is no disruption to the financial literacy programming we provide through our Mobile Banking Center or with partner non-profit agencies.
Our 2021 annual Corporate Social Responsibility Report highlights our commitment to underserved communities.
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• Political Activities. Our corporate responsibility includes participation from time to time in the political and public policy process, specifically in areas that impact the banking industry, as well as our clients, stockholders, employees and communities. It is important that we engage with legislators and policymakers, where appropriate, and support initiatives to advocate constructively for the long-term interests of our business and our key constituents. Our political activities are subject to the oversight of our Governance Committee, which recognizes the importance of appropriate governance and risk management of our corporate political activities, and reviews our activities for alignment with our business, strategy and corporate values, as well as compliance with applicable laws and regulations. Political contributions are made primarily through a federal political action committee that is non-partisan and employee funded. Political contributions utilizing corporate funds are limited and subject to restrictions and disclosure pursuant to our policies.

Governance

• Corporate Governance. Strong corporate governance practices support our overall effectiveness and enable us to manage our business and maintain our integrity in the marketplace. We believe strong governance is essential and constructive at all levels, from the board of directors to executive management and throughout our Company. For more information about our governance practices, see “Board and Corporate Governance: Strong Governance Practices” and “Compensation Governance Best Practices”. During 2021 we met with stockholders to communicate our progress on ESG matters and to better understand how ESG fits into their investment analysis and decision making. See “Stockholder Engagement” below.

The above summary reflects selected highlights of our various ESG efforts and is not an exhaustive list.

Stockholder Engagement
Our Board and management team greatly value the perspectives and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year. Our Chairman, the Compensation and Human Capital Committee Chair, and executive management significantly expanded our engagement efforts in 2021, meeting with several of our investors to discuss our new strategic plan, changes in the senior management team and other topics outlined below. In addition, our Chief Executive Officer, our Chief Financial Officer and our Investors Relations team maintain ongoing dialogue among our stockholders on the Company's financial and strategic performance.

We contacted	Representing over
19 of our Top 25	69%
Stockholders	of our outstanding common stock

We held in-person and telephonic meetings with	Representing approximately
10	31%
Stockholders	of our outstanding common stock

Feedback from this year's investor meetings was positive with many investors expressing appreciation for the Company's strategy and new executive team. Topics covered during our discussions with investors included:
•board composition, including diversity and skills;
•board oversight of risk;
•our executive compensation program and philosophy; and
•corporate responsibility, including human capital management.
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Several stockholders also expressed a preference for enhanced disclosure of Board member expertise and diversity. A summary of the feedback we received was discussed and considered by the Board and our Compensation Committee.
The Company continually evaluates enhancements to our corporate governance, ESG and executive compensation practices, and appreciates engaging key stakeholders – including our stockholders – in the evaluation of these enhancements. For example, we made the following enhancements to our proxy statement to improve transparency:
•increased disclosure of ESG and human capital matters;
•more clarity on the one-time payments to the new CEO in 2021; and
•added director skills and diversity matrices.

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Committees of the Board of Directors
The board of directors has four standing committees:
•Audit Committee
•Governance and Nominating Committee
•Compensation and Human Capital Committee
•Risk Committee
The following table sets forth the current composition of our committees as of the date of this Proxy Statement and the number of meetings of each committee during 2021.

	Independent Director	Audit Committee	Governance and Nominating Committee	Compensation and Human Capital Committee	Risk Committee
Paola M. Arbour	✓				●
Jonathan E. Baliff	✓				●
James H. Browning À	✓	£	●
Larry L. Helm ◊	✓				●
Rob C. Holmes
David S. Huntley	✓	●		●
Charles S. Hyle À	✓	●			£
Elysia Holt Ragusa	✓		£	●
Steven P. Rosenberg	✓			●
Robert W. Stallings	✓		●		●
Dale W. Tremblay	✓			£
Meetings in 2021	Board = 5	6	9	6	4
◊ Chair of the Board £ Committee Chair ● Committee Member À Financial Expert
A general description of the functions performed by each committee is set forth below. For more information about the risk oversight delegated to each committee, see “Risk Oversight” above beginning on page 25.
•Audit Committee. The Audit Committee oversees the Company’s and the Bank’s processes related to financial and regulatory reporting, internal control, and regulatory and legal compliance. The Audit Committee also oversees the Company’s internal control over financial reporting, management’s preparation of the financial statements of the Company, the Company’s methodology for establishing the allowance for credit losses and the sufficiency of quarterly provisions for credit losses, and reviews and assesses the independence and qualifications of the Company’s independent registered public accounting firm. The board of directors adopted a written charter for the Audit Committee, which is available on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. The Audit Committee appoints the firm selected to be the Company’s independent registered public accounting firm and monitors the performance of such firm, reviews and approves the scope of the annual audit and quarterly reviews and reviews with
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the independent registered public accounting firm the Company’s annual audit and annual consolidated financial statements. The Audit Committee also oversees the Company’s internal audit staff, which includes reviewing with management the status of internal accounting controls, and evaluates areas having a potential financial or regulatory impact on the Company that may be brought to the Audit Committee’s attention by management, the independent registered public accounting firm, the board of directors or by employees or other sources, including the Company’s confidential “hotline” maintained to allow employees to make confidential reports of matters requiring attention.
The board of directors determined that all of the Audit Committee’s members are able to read and understand fundamental financial statements and are independent of management as contemplated by the current listing standards of the Nasdaq Stock Market and SEC regulations. The board of directors also determined that two members, Messrs. Browning and Hyle, qualify as “audit committee financial experts” as defined by the SEC and also satisfy the Nasdaq Stock Market’s financial sophistication requirements.
•Governance and Nominating Committee. The Governance and Nominating Committee (“Governance Committee”) oversees the corporate governance policies for the Company and identifies, screens, recruits and recommends to the board of directors candidates to serve as directors. The Governance Committee makes recommendations concerning the size and composition of the board of directors, considers any corporate governance issues that arise and develops appropriate recommendations, develops specific criteria for director independence, and assesses the effectiveness of the board of directors. The board of directors adopted a charter for the Governance Committee, which is available on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx.
The Governance Committee considers industry knowledge and other business expertise, personal traits such as character, integrity and wisdom, and the candidate’s understanding of business operations, marketing, finance or other aspects relevant to the success of a large publicly traded corporation in today’s business environment, among other factors, when evaluating candidates for the Company’s board of directors.
The Governance Committee considers diversity when identifying nominees for director, looking primarily for diversity in professional experiences and skills, but also considering other dimensions of diversity, including gender identity and cultural background. Director searches in recent years have specified that candidates should provide diversity to the Board in addition to specific experience and skill sets being sought; the individuals considered by the Governance Committee in these searches have included diverse candidates, and it is expected that future director searches will continue this practice. Two of the three most recent additions to the board of directors enhanced its gender and racial diversity. These considerations ensure the board of directors is comprised of individuals who are able to contribute a variety of viewpoints, which the Governance Committee believes is an important component in ensuring that the Board exercises good judgment and diligence.
The Governance Committee regularly assesses the size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. Candidates may come to the attention of the Governance Committee from current directors, stockholders, professional search firms, officers or other persons. The Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.
•Compensation and Human Capital Committee. The Compensation and Human Capital Committee (“Compensation Committee”) advises management and makes recommendations to the board of directors with respect to the compensation and other employment benefits of the named executive officers of the Company. The Compensation Committee also oversees the Company’s long-term incentive and annual incentive programs for executive officers and employees. The Compensation Committee’s Charter is available on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. The board of directors determined that all of the Compensation Committee’s members are independent of management as contemplated by the current listing standards of the Nasdaq Stock Market, and are also independent
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under SEC rules, including SEC Rule 16b-3. For more information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see the “Compensation Discussion and Analysis” later in this Proxy Statement.
•Risk Committee. The Risk Committee oversees the Company’s policies and processes related to risk identification, assessment, monitoring and management, including the establishment of a comprehensive risk framework for the Company and setting and monitoring the risk appetite of the Company as described in more detail above at “Risk Oversight”. The Risk Committee’s Charter is available on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx.
Additional Governance Matters
Communications with the Board
Stockholders may communicate with the board of directors, including the non-management directors, by sending an e-mail to bod@texascapitalbank.com or by sending a letter to the board of directors, c/o Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit stockholder correspondence to the chairman of the board or to any specific director to whom the correspondence is directed.
Code of Business Conduct and Ethics
The Company adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of its employees, including its CEO, CFO, and Chief Accounting Officer. The Code of Conduct is available on the Company's website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. Any amendments to, or waivers from, our Code of Conduct applicable to our executive officers will be posted on our website within four days of such amendment or waiver.
Director Compensation
Director Compensation Process
Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock. Our Board reviews director compensation at least annually based on recommendations by the Compensation Committee (in consultation with the Governance Committee). The Compensation Committee has the authority to engage a consulting firm to evaluate director compensation and since 2018 has engaged Pearl Meyer to assist in setting director compensation. The Compensation Committee reviews director compensation taking into account multiple factors, including pay practices at publicly traded companies, continued expansion of director, committee chair and lead director responsibilities, and the growing time commitment. The Committees and the Board base their determinations on director compensation on recommendations from Pearl Meyer and on market practices and reviewing trends at other S&P 500 companies and our compensation comparator companies (outlined below). The Compensation Committee is looking at the structure of Board compensation to more align with industry and peer groups.

2021 Director Compensation
For service on our board of directors in 2021, our non-employee directors were paid an annual retainer of $55,000 and a fee of $1,750 per meeting. Our non-executive, independent Chair received pro-rata shares of an additional $80,000 per year for the periods during which he served in that role. In addition, each member of a committee was paid a fee of $1,750 per committee meeting attended. Directors serving as chair of the Audit Committee and Risk Committee received an additional $30,000 per year for serving in those roles and the directors chairing the Compensation Committee and Governance Committee received an additional
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$20,000 per year for serving in those roles. Members attending special meetings of the board and committees were paid $1,750 per meeting. In addition to cash retainer fees, each non-employee director received an annual grant of RSUs with an aggregate grant date fair value of approximately $65,000 at the April board meeting, which vest in full one year from the grant date on April 20, 2022. New non-employee directors receive a grant of RSUs with an aggregate grant date fair value of approximately $65,000 upon their appointment, which vest in full on the first anniversary of the grant date.
The following table contains information pertaining to the compensation of the Company’s board of directors for the 2021 fiscal year. Amounts below also include fees paid for service on subsidiary board committees.
2021 Director Compensation Table*

Name	Fees Earned or Paid in Cash (A)	Stock Awards (B)	Total

Paola M. Arbour	$15,500	$65,040	$80,540
Jonathan E. Baliff	81,250	65,041	146,291
James H. Browning	187,417	65,041	252,458
Larry L. Helm (C)	54,833	750,056	804,889
David S Huntley	86,500	65,041	151,541
Charles S. Hyle	114,750	65,041	179,791
Elysia Holt Ragusa	127,250	65,041	192,291
Steven P. Rosenberg	98,000	65,041	163,041
Robert W. Stallings	109,000	65,041	174,041
Dale W. Tremblay	103,000	65,041	168,041
*Columns for which no amounts are reported have been deleted.
(A)Amounts represent meeting fees paid upon attendance of board and committee meetings, annual retainer fees and fees for service as chairman of the board or a committee.
(B)Amounts represent the aggregate grant date fair value of RSUs, determined in accordance with Accounting Standard Codification (ASC) Topic 718. On April 20, 2021, Mr. Helm and all other currently serving directors received 11,705 and 1,015 RSUs, respectively, with a grant date fair value of $64.08 per share which will vest in full on April 20, 2022. On July 20, 2021, Ms. Arbour received 1,077 RSUs with a grant date fair value of $60.39 per share which will vest in full on July 20, 2022.
(C)Mr. Helm acted as our interim CEO from May 2020 until January 2021. In addition to his normal compensation as a director, he received a base salary and an award of time-based RSUs for acting as interim CEO. The RSUs are included in the table above, together with his other compensation as a director. His base salary is included in the “2021 Summary Compensation Table” below.

Director Stock Ownership Guidelines
The board of directors established stock ownership guidelines for directors to further align their interests with the long-term interests of stockholders. Directors are expected to own common stock having a value of at least four times the cash portion of the annual retainer paid to outside directors, and may not dispose of any shares of the Company’s common stock unless they own, and will continue to own, common stock with a value at or above that level. As of the computation date, December 31, 2021, all of our then current independent directors had attained the minimum stock ownership levels based on holdings, except for Ms. Arbour, who joined the Board in 2021.
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Stock Ownership Information
STOCK OWNERSHIP INFORMATION
Principal Stockholders and Beneficial Owners
The following tables set forth information as of February 23, 2022, concerning the beneficial ownership of the Company’s common stock by: (a) each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of a class of common stock; (b) each director, director nominee, and NEO; and (c) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options, restricted stock units (“RSUs”) or stock appreciation rights (“SARs”) held by that person that are currently exercisable or will become exercisable or vest within 60 days of February 23, 2022 are deemed exercised and outstanding.

Persons Known to Company Who Own More Than 5% of Outstanding Shares of Company Common Stock	Number of Shares of Common Stock Beneficially Owned		Percent of Shares of Common Stock Outstanding*
BlackRock, Inc. and certain affiliates	5,658,482	(1)	11.16%
The Vanguard Group and certain affiliates	4,905,751	(2)	9.68%
State Street Corporation and certain affiliates	3,109,576	(3)	6.13%
AllianceBernstein L.P. and certain affiliates	2,674,935	(4)	5.28%
*    Percentage is calculated on the basis of 50,690,920 shares, the total number of shares of common stock outstanding on February 23, 2022.
(1)    As reported by BlackRock, Inc. on a Schedule 13G/A filed with the SEC on January 27, 2022, as of December 31, 2021, reporting sole voting power with respect to 5,562,027 shares and sole dispositive power with respect to 5,658,482 shares. Its address is 55 East 52nd St., New York, NY 10055.
(2)    As reported by The Vanguard Group on a Form 13G//A filed with the SEC on February 10, 2022, as of December 31, 2021, reporting shared voting power with respect to 64,631 shares, sole dispositive power with respect to 4,796,560 shares and shared dispositive power with respect to 109,191 shares. Its address is 100 Vanguard Blvd., Malvern, PA 19355.
(3)    As reported by State Street Corporation on a Form 13G/A filed with the SEC on February 14, 2022 as of December 31, 2021, reporting shared voting power with respect to 3,000,224 shares and shared dispositive power with respect to 3,109,576 shares. Its address is 1 Lincoln Street, Boston, MA 02111.
(4)    As reported by AllianceBernstein L.P on a Form 13G filed with the SEC on February 14, 2022 as of December 31, 2021, reporting sole voting power with respect to 2,307,025 shares, sole dispositive power with respect to 2,623,063 shares and shared dispositive power with respect to 51,872 shares. Its address is1345 Avenue of the Americas, New York, NY 10105.

Name (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Shares of Common Stock Outstanding**
Anna M. Alvarado	—		*
Julie L. Anderson	43,796		*
Paola M. Arbour	251		*
Jonathan E. Baliff	5,257	(2)	*
James H. Browning	16,966	(3)	*
Larry L. Helm	70,781	(4)	*
Rob C. Holmes	8,308		*
David S. Huntley	6,460	(5)	*
Charles S. Hyle	10,012	(6)	*
Elysia Holt Ragusa	10,787	(7)	*
Steven P. Rosenberg	36,372	(8)	*
Robert W. Stallings	101,085	(9)	*
Tim J. Storms	4,173		*
Dale W. Tremblay	11,987	(10)	*

All current executive officers and directors as a group (14 persons)	283,501		0.56%
*    Less than 1% of the issued and outstanding shares of the class.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 37

Stock Ownership Information
**    Percentage is calculated on the basis of 50,690,920 shares, the total number of shares of common stock outstanding on February 23, 2022.
(1)    Unless otherwise stated, the address for each person in this table is 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
(2)    Includes 4,242 shares held by Mr. Baliff, as well as 1,015 RSUs that will vest within 60 days.
(3)    Includes 15,951 shares held by Mr. Browning, as well as 1,015 RSUs that will vest within 60 days.
(4)    Includes 59,076 shares held by Mr. Helm, as well as 11,705 RSUs that will vest within 60 days.
(5)    Includes 5,445 shares held by Mr. Huntley, as well as 1,015 RSUs that will vest within 60 days.
(6)    Includes 8,997 shares held by Mr. Hyle, as well as 1,015 RSUs that will vest within 60 days.
(7)    Includes 9,772 shares held by Ms. Ragusa, as well as 1,015 RSUs that will vest within 60 days.
(8)    Includes 2,242 shares held by Mr. Rosenberg, as well as 1,015 RSUs that will vest within 60 days. Also includes 33,115 shares held by EAD Investments, Ltd. Mr. Rosenberg and his spouse are the beneficiaries of the two trusts that have equal ownership of EAD Investments, Ltd.
(9)    Includes 34,418 shares held by Mr. Stallings, as well as 1,015 RSUs that will vest within 60 days. Also includes 65,652 shares held by SCG Ventures, LP. Mr. Stallings and his spouse are the owners of Stallings Management LLC that is a general partner of SCG Ventures, LP.
(10)    Includes 10,972 shares held by Mr. Tremblay, as well as 1,015 RSUs that will vest within 60 days.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of its equity securities, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. The Company, based solely on a review of its Section 16(a) reports filed during 2021, believes that the required Section 16(a) reports were filed on a timely basis by its directors and executive officers, except that a Form 3 reflecting initial beneficial ownership as of January 25, 2021 and a Form 4 reflecting the grant of 233,755 RSU's on February 1, 2021 were both filed for Rob C. Holmes on February 8, 2021.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 38

Audit Matters
AUDIT MATTERS
Audit Committee Report
The Audit Committee’s general role is to assist the board of directors in overseeing the Company’s financial reporting process and related matters. The Audit Committee reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2021.
The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard, Communications with Audit Committees, and as required by the SEC. The Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding communication with audit committees concerning independence, and discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence, and has determined that such independence has been maintained.
Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to be filed with the SEC on February 9, 2022.
This report is submitted on behalf of the Audit Committee of the board of directors of Texas Capital Bancshares, Inc.

Dated: February 7, 2022	James H. Browning, Chair
David S. Huntley
Charles S. Hyle

Auditor Fees and Services
The Audit Committee has appointed Ernst & Young LLP to continue as our independent registered public accounting firm for the 2022 fiscal year. Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were:

(in thousands)	2021	2020
Audit fees	$2,366	$2,372
Tax fees	458	398
Total	$2,824	$2,770
Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of periodic reports and other documents filed with the SEC, including the consolidated financial statements included in the Company’s Form 10-Qs, comfort letters, accounting consultations billed as audit services and services that are normally provided in connection with statutory or regulatory filings or engagements. Tax fees included various federal, state and local tax compliance services, as well as tax consultations.
Pre-approval Policies and Procedures
The Audit Committee adopted a policy that requires advance approval of all audit, audit-related and tax services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit
TCBI 2022|Notice of Annual Meeting and Proxy Statement 39

Audit Matters
Committee delegated to the chairman of the Audit Committee authority to approve permitted services provided that the chairman reports any decisions to the Audit Committee at its next scheduled meeting.
PROPOSAL TWO – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm
The Audit Committee of the Company’s board of directors appointed Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022. The Company is seeking stockholder ratification of the appointment of Ernst & Young LLP for fiscal year 2022. Stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s bylaws, state law or otherwise. However, the board of directors is submitting the appointment of Ernst & Young LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will consider this information when determining whether to retain Ernst & Young LLP for future services. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from the Company’s stockholders. See the discussion at “Auditor Fees and Services” above for information regarding the services provided to the Company by Ernst & Young LLP.
Proposal Two requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
The board of directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 40

Executive Compensation
EXECUTIVE COMPENSATION

TCBI 2022|Notice of Annual Meeting and Proxy Statement 41

Executive Compensation
PROPOSAL THREE – Advisory Approval of the Company's Executive Compensation
In accordance with the requirements of Rule 14a-21(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing our stockholders with an advisory vote to approve executive compensation on an annual basis, commonly referred to as a “say-on-pay” vote. We have held a say-on-pay vote annually since the Company’s 2011 Annual Meeting of Stockholders.
We believe that our executive compensation programs effectively align the interests of our named executive officers, or NEOs, with those of our stockholders by creating a combination of incentive compensation arrangements, in both cash and equity-based programs, which are directly tied to performance and creation of stockholder value, coupled with a competitive level of base compensation. Our objective is that the NEOs should have a substantial portion of total compensation derived from performance-based incentives. At our 2021 Annual Meeting of Stockholders, we received the affirmative support of 96% of votes cast in favor of our 2020 executive compensation.
The Board values stockholders’ opinions, and, as in prior years, the Board intends to evaluate the results of the 2022 vote when making future decisions regarding compensation of the NEOs. We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement and particularly the “Compensation Discussion and Analysis” for a detailed discussion of the Company’s executive compensation programs.
This annual advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices with respect to their compensation described in this Proxy Statement. Your vote on Proposal Three is advisory and, therefore, not binding on the Company, the board of directors or the Compensation and Human Capital Committee. This advisory vote may not be construed as overruling a decision by the board, nor create or imply any additional fiduciary duty of the board.
We are asking our stockholders to indicate their approval, on an advisory basis, for the 2021 compensation paid to our NEOs by voting FOR the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the 2021 compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC Regulation S-K, Item 402, including the Compensation Discussion and Analysis, the compensation tables and the narrative executive compensation disclosures to the compensation tables included in this Proxy Statement.
Proposal Three requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
An advisory vote at the Company’s 2017 Annual Meeting of Stockholders confirmed that stockholders overwhelmingly favored an annual advisory vote on executive compensation. Consistent with this preference, the Board implemented an annual advisory vote on executive compensation until the next required vote on the frequency of stockholder votes on executive compensation, which is scheduled to occur at the 2023 Annual Meeting of Stockholders.
The board of directors unanimously recommends that you vote “FOR” approval of this resolution.
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes the objectives and elements of our executive compensation program, its alignment with performance decisions regarding our named executive officers and actions of the Compensation and Human Capital Committee (the “Compensation Committee”). In view of the Company’s competitive performance and historical earnings levels and earnings growth, the Compensation Committee believes that the Company’s executive compensation philosophy and practices have been successful in attracting and retaining talented, dedicated executive officers and providing them with competitive compensation levels that are properly aligned with stockholder interests.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 42

Executive Compensation
Executive Summary
The Compensation Committee is committed to an executive compensation program that drives pay-for-performance, appropriately balances risk, rewards the creation of stockholder value, and reinforces individual accountability through a robust performance management program and compensation forfeiture provisions.

Stockholders Should Approve our NEO Compensation

1	Company Performance	2	Performance Evaluation Framework

•Focused on evaluation and improvement of all aspects of the Company and the Bank, including roll-out of new strategic plan
•Financial results in 2021 compared favorably with 2020 in many respects, but remained impacted by the effect of the pandemic on economic and market conditions and were affected by our efforts to begin implementation of our new strategic plan
•Net income for common stockholders and diluted earnings per share were $235 million and $4.60, respectively, each up over 300% from the prior year
•Return on average common equity was 8.35%, up nearly 300% from the prior year
•Total deposits and total assets were down 9% and 8%, respectively, by design, while total stockholders' equity was up 12%
•Maintained strong capital and liquidity
•New broker-dealer / investment banking subsidiary formed and licensed in 2021 to facilitate broader client service offerings
•Build out of the senior management team, including new CEO and 8 Operating Committee members in 2021 (2 more in early 2022)
•New cultural expectations introduced to emphasize the importance of diversity, equity and inclusion, doing what's right for the customer, and executing effectively
For more information, see “Company Performance” below.

•Total incentive compensation awarded for 2021 directly tied to overall performance
•Overall performance evaluated through robust performance management program, including assessment of Company performance (EPS and ROCE) and individual performance
•Strategic performance assessment considered contributions towards (i) creating a foundation for sustainable growth, (ii) strengthening Company fundamentals, (iii) advancing talent management, and (iv) promoting Company efficiency and transparency
 For more information, see “Performance Assessment and Compensation Determination Framework” below.

3	NEO 2021 Compensation

•NEO incentive compensation for 2021 relative to target also reflects individual performance on individual management strategic objectives
•NEO short-term incentive plan is based on financial (60%) and strategic transformation (40%), ensuring strong pay-for-performance alignment
•In assessing and determining NEO performance and compensation, the Compensation Committee evaluated Company performance and set payouts at an aggregate of 150% of target on both EPS and ROCE metrics, which resulted in above target payout for the 2021 performance year

•For 2021 performance, the Compensation Committee awarded Mr. Holmes total direct compensation of $6,623,000, composed of the following:
◦$937,500 in base salary; and
◦$5,686,000 in variable compensation, comprised of
▪$3,000,000 cash performance bonus
▪$2,686,500 (est.) long-term incentive compensation (approx. 1/2 in performance RSUs; 1/2 in time RSUs)
•In addition, in January 2021, Mr. Holmes, as new CEO, received sign-on and make-whole awards consisting of a $2,500,000 cash bonus and $14,500,000 of time-vesting RSUs
For more information, see “NEO 2021 Compensation” below.

4	Pay Practices	5	Risk Management and Accountability

•Tied incentive compensation directly to NEO's overall performance (e.g., Company and individual)
•Awarded majority of incentive compensation in long-term equity (for 2021 awards, evenly split between performance-based RSUs and time-based RSUs)
•Replaced cumulative EPS relative to the peer group (50% weighting) in 2020 PRSU with Relative TSR (40% weighting) in 2021 PRSU
•Refined long-term incentive plan for 2022 to recognize long-term profitable growth
For more information, see “Pay Practices” below.

•Risk balancing features discourage excessive risk-taking, such as awarding a majority of variable compensation in long-term equity, and imposing caps on incentive compensation payouts
•Enhanced Recoupment and Forfeiture Policy adopted in 2022 strengthens our ability to recover and/or cancel cash incentive compensation and/or long-term equity awards under appropriate circumstances, including certain financial restatements
For more information, see “Risk Management and Accountability” below.

TCBI 2022|Notice of Annual Meeting and Proxy Statement 43

Executive Compensation
Executive Officers
Our currently serving executive officers, and the positions held by them as of the date of this proxy statement, are:

Rob C. Holmes, CEO and President of the Company and Texas Capital Bank. Mr. Holmes, age 57, has served as CEO and President of the Company and Texas Capital Bank and as a member of the board of directors since January 2021. He worked for JPMorgan Chase & Co. and its predecessor firms from 1989 until 2020, where he served as Global Head of Corporate Client Banking and Specialized Industries from 2011 until 2020. During that time, he had end-to-end responsibility for the business, providing global treasury management services, credit, and investment banking solutions to clients in North America, as well as select countries in Europe and Asia. Prior to serving as head of JPMorgan’s Corporate Client Banking and Specialized Industries, he was the co-head of JPMorgan’s North American Retail Industries Investment Banking practice and the head of Investment Banking for the southern region of the U.S. He also shared oversight of the Commercial Banking Credit Markets business, which provided Asset Based Lending and other credit solutions, and of Business Transformation efforts for large, multinational corporations. Mr. Holmes was a member of JPMorgan’s Commercial Banking Operating Committee and served on the Board of Managers of J.P. Morgan Securities LLC.
Anna M. Alvarado, Chief Legal Officer and Corporate Secretary of the Company and Texas Capital Bank. Ms. Alvarado, age 43, has served as Chief Legal Officer and Corporate Secretary of the Company and Texas Capital Bank since October 2021. She served as global General Counsel at FirstCash, Inc., a Fort Worth-based consumer financial services and retail company and the leading international operator of pawn stores from January 2015 through October 2021. While there, Ms. Alvarado oversaw an international team of more than 50 people and led important initiatives including the company’s Latin American expansion and several domestic and international acquisitions. Prior to joining FirstCash, Ms. Alvarado served as an attorney at Texas-based firms Tanner & Associates PC and Hill Gilstrap PC.
J. Matthew Scurlock, CFO of the Company and Texas Capital Bank. Mr. Scurlock, age 40, has served as the Company’s CFO since January 2022, and served as Executive Vice President, Corporate Treasurer from May 2019 through December 2021, where he was most recently responsible for managing the Corporate Finance, Investor Relations, Corporate Treasury, and Corporate Strategy initiatives. He was Director of Finance from July 2017 through April 2019, and Capital Analytics & Stress Testing Manager from August 2013 to June 2017. Prior to joining the Company, Mr. Scurlock worked for Deloitte & Touche LLP, where he provided strategic consulting to financial services clients. Prior thereto, he served as a Vice President in the Corporate Finance group for Zions Bancorporation, leading financial modeling and balance sheet management efforts.
Tim J. Storms, CRO of the Company and Texas Capital Bank. Mr. Storms, age 63, assumed the role of CRO of the Company and Texas Capital Bank on February 22, 2021. Mr. Storms worked at JPMorgan Chase & Co. and its predecessor firms from 1981 until his retirement in 2019, where he served as Chief Risk Officer of Commercial Banking’s Real Estate businesses from 2015 to 2019. Prior to that position he held several key executive positions including Chief Credit Officer of Commercial Banking and head of Risk Management for corporate clients and real estate across North America for Investment Banking. Mr. Storms was also a member of a number of committees, including the Risk Operating Committee of Investment Banking and Commercial Banking.

TCBI 2022|Notice of Annual Meeting and Proxy Statement 44

Executive Compensation
Named Executive Officers
Our Named Executive Officers (NEOs) for 2021 are:

Named Executive Officer	Title
Rob C. Holmes[1]	Chief Executive Officer, President[2] and Director
Larry L. Helm	Chair[3]
Julie L. Anderson[4]	Chief Financial Officer (CFO)[2]
Tim J. Storms	Executive Vice President and Chief Risk Officer[2]
Anna M. Alvarado	Executive Vice President, Chief Legal Officer and Corporate Secretary[2]

[1] Since January 25, 2021.
[2] Also serves in the same capacity for Texas Capital Bank.
[3] Included here because he also acted as interim CEO and President from May 2020 to January 25, 2021. Following his resignation as CEO in January 2021 he continued to be employed by the Company as executive chairman of the board of directors until May 2021, at which point he resumed his status as non-executive chairman of the board of directors.
4 Ms. Anderson ceased serving as CFO and an executive officer of the Company on December 31, 2021.

2021 Say on Pay Vote and Stockholder Engagement
At our 2021 Annual Meeting of Stockholders, we received the affirmative support of 96% of votes cast in favor of our 2020 executive compensation, as disclosed in the 2021 Proxy Statement. The Board and the Compensation Committee value the perspectives of our stockholders on executive compensation. In considering the results of this advisory vote, the Compensation Committee concluded that the compensation paid to our NEOs and the Company’s overall pay practices enjoy strong stockholder support.
Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year that includes executive compensation. For more information concerning our outreach efforts, see “Governance – Stockholder Engagement” above. Feedback from this year's investor meetings was positive with many investors expressing appreciation for the Company's strategy and new executive team. The Company continually evaluates enhancements to our executive compensation practices, and appreciates engaging key stakeholders - including our stockholders - in the evaluation of these enhancements. These stockholders provided valuable commentary and insights into our compensation practices and disclosure as described below.

Feedback We Heard	Our Perspective and Response
Preference for more disclosure, including discretion used by the Compensation Committee and one-time payments	Additional disclosure included in this Proxy Statement. See “Performance Assessment”, “Individual Performance Summaries”, and “New Hire Sign-On Bonuses and Buy-Out Equity Awards” below
Consider inclusion of ESG metrics in compensation plan design	Including ESG metrics in our incentive compensation plans is currently being reviewed as part of the overall transformation of the firm and will be assessed for future compensation plan design
Preference against one-time payments made to executives	See “New Hire Sign-On Bonuses and Buy-Out Equity Awards” for an explanation and the rationale for one-time payments made this year
Preference for enhanced disclosure of the incentive compensation metrics applied and the rationale behind these decisions
It is our policy to disclose the actual performance hurdles for the short- and long-term performance metrics after the performance period has concluded. For more information about the rationale for our performance metrics, see “Performance Assessment and Compensation Determination Framework”.

Future advisory votes on executive compensation and continued dialogue with stockholders will continue to serve as an additional tool to guide the board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 45

Executive Compensation
Executive Compensation Supports Business Transformation
The Compensation Committee made significant changes to our executive compensation program to reflect the transformation of the Company and its long-term strategic goals. The Compensation Committee views executive compensation as instrumental in our ability to drive stockholder value through plans and programs that reinforce shared success, serve to attract the talent needed to effectively develop and execute on our strategic priorities, align the interests of executives with those of stockholders over the short-, medium-, and long-term, and discourage imprudent risk-taking and hold individuals accountable, as appropriate.

Enhancements to Our Compensation Program
To foster and reinforce alignment between the interests of named executives and those of stockholders, the Compensation Committee made a number of enhancements to our executive compensation program, specifically:

Changed Cash Incentive Compensation Plan Design	For 2022, reduced the number of compensation plans overall and provided a structure that is directly linked to Company performance including individual performance – all of which reinforces our philosophy of pay for performance

Changed Long-Term Incentive Compensation Plan Design
For 2021, increased weighting of EPS (from 50% to 60%) and substituted Relative TSR (at 40%) as second performance measure (replacing cumulative peer ranking)
For 2022:
Expanded performance-based RSUs deeper in the organization to reinforce the importance of performance
Expanded the pool of participants eligible to receive long-term incentive compensation

Adopted Enhanced Recoupment and Forfeiture Policy	Beginning 2022, policy covers both cash and equity awards made in the prior 4 years to designated classes of employees, including our NEOs, requiring return, reimbursement and/or cancellation of awards in case of (1) a financial restatement due (a) to the gross negligence, intentional misconduct or fraud by a current or former employee, or (b) to a material financial reporting violation under the federal securities laws, or (2) the Company suffers extraordinary financial loss, reputational damage or similar adverse impact resulting from the acts or omissions made by the employee

TCBI 2022|Notice of Annual Meeting and Proxy Statement 46

Executive Compensation

1	Company Performance

Notable results for 2021 include:

Financial Performance

$235.2 Million Net Income[1] up 316%[2]	$4.60 Diluted EPS[3] up 311%[2]	8.35% ROCE[4] up 298%[1]

$3.2 Billion Stockholders' Equity up 12%[2]	$28.1 Billion Total Deposits down 9%[2]	$34.7 Billion Total Assets down 8%[2]

Company Achievements

•Adopted and continue to implement updated strategic plan, including detailed reviews of each business line, the operating model, investment spend and overall strategy
◦Raised $625 million of capital – the largest in the Company's history – facilitating future growth and retirement of more-costly debt, allowing the Bank to exceed “well-capitalized” regulatory ratios and leaving the Company well positioned to execute on our new strategy
▪CET 1[5], Tier 1 capital, total capital and leverage ratios were 11.1%, 12.6%, 15.3% and 9.0%, respectively, at December 31, 2021
◦Deliberate unwinding of business lines and technology not aligned to our core strategy allowed for significant self-funding of necessary investment, reduced variability in earnings and more efficient use of capital
◦Continued focus on credit quality, proactive resolution of legacy credit issues and successful efforts to effectively navigate the global pandemic resulted in considerable declines in criticized loans and a negative provision for credit losses of $30.0 million in 2021
◦Received broker-dealer license, enabling the Bank's new subsidiary, Texas Capital Securities, to expand service offerings to clients, such as mergers and acquisitions advisory and capital markets solutions, including underwriting, private placements, and related activities
◦Enhanced the focus on technology for a better client and employee experience
◦Continued foundational work necessary to allow us to implement our new strategy
•Built-out our senior management team with 8 new Operating Committee members, including new Chief Legal Officer, CHRO, Chief Risk Officer, Chief Information Officer, Heads of Investment Banking, Corporate Banking and Treasury Solutions and, beginning in 2022, new CFO and Chief Administrative Officer
•Reorganized compensation plans for many employees to increase focus on total-company performance and with plan for LTI to be awarded deeper into the organization (with nearly all employees who are equity eligible to receive both performance-based and time-based equity awards)
•Established ESG Council, consisting of executive leadership and senior management to begin navigating and more proactively advancing ESG-related efforts
•Remained steadfast in our commitment to diversity, equity and inclusion through enhancement of recently-created Diversity, Equity and Inclusion Council, the hiring of a VP of Diversity, Equity and Inclusion and the formation of various employee resource groups
•Continued support of employees and the community through philanthropic activities and community lending

[1] Net income available to common stockholders.
[2] Percentage change over the prior fiscal year.
[3] Earnings per share.
[4] Return on Common Equity, also reported as ROE.
5 CET1 ratio is Common Equity Tier 1 capital divided by risk-weighted assets.

TCBI 2022|Notice of Annual Meeting and Proxy Statement 47

Executive Compensation

2	Performance Assessment and Compensation Determination Framework

To make compensation decisions that drive sustained stockholder value, the Compensation Committee provides strong oversight and relies on a sound set of compensation principles, a disciplined performance assessment framework and an independent advisor, and is informed by market data.
Committee Oversight
The Compensation Committee of our board of directors oversees our executive compensation programs. Each member of the Compensation Committee is an “independent director” as defined by the Nasdaq Stock Market Listing and SEC Rules. With approval of the Board, the Compensation Committee developed and applied a compensation philosophy that focuses on a combination of competitive base salary and incentive compensation, including cash and equity-based programs, which are directly tied to performance and creation of stockholder value.
The Compensation Committee meets throughout the year, including formal meetings, informal conferences and discussions with management and consultants. The Compensation Committee works with executive management, primarily our CEO, to assess the compensation approach and compensation levels for our executive officers and key employees other than the CEO. The Compensation Committee makes recommendations to the board of directors with respect to the overall executive compensation programs, philosophy and objectives of the Company. The Compensation Committee establishes objectives for the Company’s CEO and sets the CEO’s compensation based, in part, on the evaluation of market data provided by its independent consultant. The Compensation Committee also reviews and recommends to the Board the Company’s annual and long-term incentive plans for executive officers. Additional Compensation Committee oversight responsibilities are included in its Committee charter.
The Compensation Committee regularly reviews the Company’s compensation programs to ensure that compensation levels and incentive opportunities are competitive and reflect performance, and do not incentivize risk. Factors considered in assessing the compensation of individual officers may include the Company’s overall performance, the officer’s experience, performance and contribution to the Company, the achievement of strategic goals, external equity and market value, internal equity, fairness and retention. There are no material differences in compensation policies and approach among the NEOs, as all relate primarily to performance and contribution in achieving consolidated results. In the case of the NEOs other than the CEO, the CEO makes recommendations to the Compensation Committee regarding salary increases, annual incentive amounts and total compensation levels.
Compensation Philosophy and Objectives
We provide a compensation package for our NEOs that is primarily driven by the overall economic performance of the Company, together with a focus on the performance of each executive, which we believe impacts our overall long-term profitability. The objectives of our executive compensation programs are:
•to attract and retain highly qualified executive officers by providing total compensation opportunities that are competitive with those provided in the industry and commensurate with the Company’s business strategy and performance objectives;
•to provide incentive and motivation for our executive officers to enhance stockholder value by linking their compensation to the value of our common stock;
•to provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program; and
•to provide competitive compensation opportunities and financial incentives without imposing excessive risk to the Company, and to ensure that appropriate standards related to asset quality, capital management and expense management are maintained.
TCBI 2022|Notice of Annual Meeting and Proxy Statement 48

Executive Compensation
The Compensation Committee targets total compensation paid to the Company’s executive officers to be aligned with the 50th percentile of the Company’s peer group and market. Some executive officers may be below the 50th percentile, while some may be above, depending on the facts and circumstances of each executive including experience, time in position and performance.
The Compensation Committee believes that the direct ownership of substantial amounts of common stock combined with stock-settled incentives combine to strongly align the interests of the Company’s senior executive officers with the interests of stockholders. The Company’s NEO compensation arrangements place a large amount of each individual’s future compensation “at risk” relative to the performance of the Company’s common stock. Our NEOs’ significant investments in our common stock, as required by our executive stock ownership guidelines, also make our executives sensitive to declines in our stock price.
The Compensation Committee generally considers the returns realized by stockholders through increases or decreases in the price of the Company’s common stock in the course of establishing NEO equity incentive compensation performance targets and in determining annual incentive compensation and vesting of long-term performance-based incentives, but determined that it would be inappropriate to base specific incentive compensation award amounts or vesting determinations on stockholder return measures such as total stockholder return. This is primarily based upon concern that the Company’s NEO compensation measures not incent excessive risk-taking behavior in times when market perceptions of matters outside of our executives’ control, such as future commodity price risk, interest rate changes, earnings multiples applied to financial services companies generally, tax law changes or the expectation of future easing of regulatory compliance costs, introduce significant volatility into our stock price.
Our long-term performance-based incentives are earned based on achievement of performance measures. These performance measures are based on the Company’s financial performance and take into account the importance of balancing the risk appetite and risk management framework established by the board of directors, regulatory expectations for safe and sound operation of a federally insured bank and the desire and ability of our executive leadership and employees to achieve long-term, sustainable growth in stockholder value.
Performance Assessment
The cornerstone of our compensation program is the performance assessment, which is guided by our robust performance assessment framework, supported by a process overseen by our Compensation Committee, and directly drives the outcome of incentive compensation awarded.

Performance Assessment Process
The Compensation Committee directly oversees the performance management of our named executive officers and approves their compensation after considering overall performance against their annual objectives. The Compensation Committee reviews and approves the annual financial and non-financial performance objectives set by the CEO. These objectives are aligned with the Company’s strategic plan, risk appetite, and risk and control framework. The objectives then flow through to each named executive, who establishes aligned goals that are reviewed by the Compensation Committee.

For the Company performance component, the Compensation Committee evaluates Company results after the end of the performance year, taking into account financial outcomes, consistency with the strategic plan and our risk appetite, prior year performance, and execution of key initiatives and other qualitative factors, which for 2021 included our response to the COVID-19 pandemic. The CEO and the Compensation Committee assess Company performance as a starting point for determining compensation for named executive officers. Additional details on the Company performance determination for 2021 are discussed under “Company Performance” above.

For the individual performance and risk accountability (risk overlay) components, at the end of a performance period, the CEO evaluates the performance of the other named executive officers against their objectives. The performance evaluation of each named executive officer includes performance related to risk accountability, group financial performance, and overall management effectiveness. For Mr. Holmes, a formal
TCBI 2022|Notice of Annual Meeting and Proxy Statement 49

Executive Compensation
performance assessment framework, including quantitative and qualitative objectives, was used to assess his performance and determine his compensation for the 2021 performance year.

The Compensation Committee has historically established threshold goals as a factor to be evaluated along with other financial and nonfinancial performance considerations for the funding and payment of cash bonuses under the annual incentive compensation (bonus) plan, the Company’s annual incentive plan that covers a broad population of employees (including for 2021 our named executive officers).

Performance Assessment Framework
Our performance assessment framework evaluates the performance of our named executives on the basis of the following categories:

Company Performance
• Reflects a range of financial and non-financial metrics
• Financial metrics can include, among others, revenue, earnings per share, returns, profitability, deposits, and capital returned to stockholders

Strategic Performance
• Reflects execution against strategic deliverables and initiatives (Strategic Priorities), tailored for the executive’s role
• Individual performance includes advancing talent management, including leadership, investment in employees, succession planning, and enhancements to our culture
• In determining the final payout on the Strategic Priorities, the Compensation Committee also considers other performance metrics, such as Credit Quality, Asset Quality, etc.

Within the performance assessment framework, named executive officers have actionable and measurable objectives that are used by the CEO in connection with his recommendations to the Compensation Committee for its consideration and to assess and provide ongoing feedback on performance. The Compensation Committee used progress on diversity as a potential modifier of variable compensation, with failure to meet expectations resulting in a reduction, meeting expectations having no impact, and exceeding expectations resulting in an increase.

Compensation Determination Framework
The determination of actual annual incentive compensation for 2021 was determined by the Compensation Committee based on a holistic assessment of Company performance, individual performance, and risk accountability. Each named executive officer has a base salary and total incentive compensation target (comprised of annual cash bonus and long-term equity targets), which are established by the Compensation Committee after careful consideration of market data from our Market Peer Group, the value and importance of the role to the organization, key differentiating factors, and input from the Compensation Committee’s independent compensation consultant.

Based on the factors set forth above, including overall performance assessment, the Compensation Committee determined each named executive’s total incentive compensation for 2021. The annual cash bonus and long-term equity compensation amounts were determined by multiplying the percentage of target total incentive awarded, by annual cash bonus and long-term equity targets, respectively. Consistent with the compensation principles of paying for performance and promoting effective risk management, the Compensation Committee weights target incentive compensation opportunities – and thus incentive compensation awards – more heavily toward compensation that vests over time, pays out based on performance that creates long-term value, and is subject to forfeiture or recovery (as appropriate). See “Pay Practices” for further detail.

Ms. Alvarado joined the Company in the second half of the year (on October 15, 2021) and had a guaranteed minimum amount provided for her first year only, under the terms of her offer letter. Pay determinations and summaries of the Compensation Committee's determination of Company performance, individual
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Executive Compensation
performance, and risk accountability for each named executive are provided in “Named Executive Officer 2021 Compensation” below.

Role of Compensation Consultant
The Compensation Committee engaged Pearl Meyer as its independent executive compensation consulting firm for 2021 to provide:
•expertise on compensation strategy and program design;
•information relating to the selection of the Company’s peer group and compensation practices employed by the peer group and overall market;
•advice regarding structuring and establishing executive compensation plans or arrangements that are aligned with the objectives of the Company and the interests of stockholders;
•recommendations to the Compensation Committee concerning the existing executive compensation programs and changes to such programs; and
•Benchmarking of director pay.
Pearl Meyer provided its executive compensation consulting services under the direction of the Compensation Committee and did not provide any additional services to the Company. Our management provides input to the compensation consultant but does not direct or oversee its activities with respect to our executive compensation programs. In order not to impair the independence of the compensation consultant, or create the appearance of an impairment, the Committee follows a policy that the compensation consulting firm may not provide other services to the Company. The Compensation Committee has evaluated Pearl Meyer’s independence, including the factors relating to independence specified in Nasdaq Stock Market Listing Rules, and determined Pearl Meyer to be independent.
Compensation Peer Group
The Compensation Committee works with the independent compensation consultant to collect and review competitive market compensation practices. As one point of reference, the Compensation Committee reviews compensation practices for a peer group of publicly traded banks and bank holding companies of comparable size. The peer group used in evaluating and setting 2021 NEO compensation included the following:

Associated Banc-Corp	PacWest Bancorp
BankUnited, Inc.	Pinnacle Financial Partners, Inc.
BOK Financial Corporation	Prosperity Bancshares Inc.
Cullen/Frost Bankers, Inc.	Signature Bank
First Midwest Bancorp, Inc.	SVB Financial Group
F.N.B. Corporation	Western Alliance Bancorporation
First Horizon National Corporation	Wintrust Financial Corporation
Pearl Meyer conducted a review of the Company’s peer group in 2021, and based on that review the Compensation Committee approved several adjustments to the peer group to be used in 2022. SVB Financial Group and First Midwest Bancorp, Inc. (merging with Old National Bank) were removed due to their considerably larger asset size than the peer group median. Comerica Incorporated (Comerica Bank) and Hancock Whitney Corporation (Hancock Whitney Bank) were added.

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Executive Compensation

3	Named Executive Officer 2021 Compensation

2021 Target Pay Mix
The following is the 2021 target pay mix for our CEO and the average of the other NEOs (exclusive of sign-on and make-whole awards):

2021 CEO Target Pay Mix
15%
15%
54%
31%
85%
Base Salary
Short-Term Incentives
Long-Term Incentives
Fixed
Variable / At Risk

# 2021 Ave. NEO Target Pay Mix

36%
35%
36%
28%
64%
Base Salary
Short-Term Incentives
Long-Term Incentives
Fixed
Variable / At Risk

2021 Incentive Plan Performance Summary
The Compensation Committee assessed our Company's performance as a factor for determining incentive compensation award levels for the named executive officers. For 2021, as discussed further above, the Compensation Committee assessed Company performance at 150% of target on the EPS metric, and 150% of target on the ROCE metric, with target representing expected performance levels. The following table summarizes the metrics and weighting for the 2021 incentive compensation (bonus) plan.

Measures	Weighting	Threshold (25% payout)	Target (100% payout)	Maximum (150% payout)	Actual	Achievement
Earnings Per Share	40%	$2.75	$3.25	$4.00	$4.60	150%
Return on Common Equity	20%	5.0%	6.0%	7.3%	8.35%	150%
Strategic Priorities:					See individual NEO performance information	See individual NEO performance information
•Establish Foundation for Sustainable, High-Quality Growth	10%	50% of Goals Achieved	85% of Goals Achieved	100% of Goals Achieved
•Strengthen Fundamentals	10%
•Advance Talent Management	10%
•Promote Efficiency and Transparency	10%
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Executive Compensation
Individual Performance Summaries

Rob C. Holmes	Chief Executive Officer and President
2021 Performance

Company Performance
•See “Company Performance” above for a detailed discussion of the Company's performance relative to the 2021 incentive plan metrics, which was assessed as above expectations and resulted in greater annual incentive compensation.

Individual Performance Achievement of Strategic Priorities:
In assessing individual performance for Mr. Holmes, the Compensation Committee considered, among other achievements, the following:
•Oversaw capital-raising and de-risking transactions to stabilize balance sheet
•Rolled out new strategic plan, de-emphasizing certain nonstrategic lines of business, adding or highlighting others, including adding broker/dealer/investment banking services, and identified and began implementing a series of actions to improve long-term financial performance
•Built out the senior management team, including the addition of 8 new Operating Committee members in 2021, and emphasized a performance, accountability and execution-based culture
•Increased focus on advancing diversity, equity and inclusion (DEI)
•Oversaw formation of ESG council
Based on the above assessment, Mr. Holmes achieved 100% of the Strategic Priorities which translates to a 150% payout.

2021 Compensation
Pay Element	Objectives of Compensation Component	Amount
Base Salary	▪Provides fixed compensation for executive to perform job functions	$937.5k
Sign-On Cash Bonus	▪Assists in building out the senior management team and attracting and retaining top executive talent	$2.5m
Sign-On RSUs	▪Provided as part of a new hire package to make newly hired executives whole from awards that have been forfeited	$14.5m
Incentive Bonus	▪Rewards key drivers of our annual operating and strategic plans ▪Provides tangible, achievable goals and reinforces key priorities of the organization	$3.0m
Annual Time RSUs	▪Vesting period is consistent with market practice and assists with retention	$1.75m
Performance RSUs
▪Focuses executives on achievement of our EPS goal, which is strongly tied to stockholder value creation
▪Provides tangible, achievable goal as senior leaders have the greatest ability to drive EPS
▪Vesting period is consistent with market
$936.5k1

1 For more information on the “grant date value” associated with the long-term equity awards in the form of performance RSUs granted to Mr. Holmes, Ms. Anderson and Mr. Storms in 2021 under SEC rules, see the “2021 Summary Compensation Table, the “2021 Grants of Plan Based Awards Table” and the footnotes thereto, below.
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Executive Compensation

Julie L. Anderson	Chief Financial Officer
2021 Performance

Company Performance
•See “Company Performance” above for a detailed discussion of the Company's performance relative to the 2021 incentive plan metrics, which was assessed as above expectations and resulted in greater annual incentive compensation.

Individual Performance Achievement of Strategic Priorities:
In assessing individual performance for Ms. Anderson, the Compensation Committee considered, among other achievements, the following:
•Executed largest two capital transactions in firm history
•Hired new Chief Information Officer with financial services expertise and promoted internal candidate to run expanded Client Onboarding Service and Delivery role
•Implemented business management office to facilitate operating routines
•Oversaw development of financial strategic plan implemented in 2021
•Supervised wire platform upgrade to be completed in Q2-2022
Based on the above assessment, Ms. Anderson achieved 78% of the Strategic Priorities which translates to an 85% payout, with an aggregate 124% payout.

2021 Compensation
Pay Element	Objectives of Compensation Component	Amount
Base Salary	▪Provides fixed compensation for executive to perform job functions	$512.5k
Incentive Bonus	▪Rewards key drivers of our annual operating and strategic plans ▪Provides tangible, achievable goals and reinforces key priorities of the organization	$508.4k
Retention RSUs	▪Provided to encourage CFO to assist in the on-boarding of new CEO and new CIO	$50k
Annual Time RSUs	▪Vesting period is consistent with market practice and assists with retention	$294.7k
Performance RSUs
▪Focuses executives on achievement of our EPS goal, which is strongly tied to stockholder value creation
▪Provides tangible, achievable goal as senior leaders have the greatest ability to drive EPS
▪Vesting period is consistent with market
$157.7k1

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Executive Compensation

Tim J. Storms	Chief Risk Officer
2021 Performance

Company Performance
•See “Company Performance” above for a detailed discussion of the Company's performance relative to the 2021 incentive plan metrics, which was assessed as above expectations and resulted in greater annual incentive compensation.

Individual Performance Achievement of Strategic Priorities:
In assessing individual performance for Mr. Storms, the Board considered, among other achievements, the following:
•Active role / contributor in Operating Committee, Balance Sheet Committee and development of Strategic Plan
•Successfully drove Risk Appetite Statement process, oversaw Chief Credit Officer in completion of significant transactions and built-out Risk Organization
•Improved credit quality
Based on the above assessment, Mr. Storms achieved 100% of the Strategic Priorities which translates to a 150% payout.

2021 Compensation
Pay Element	Objectives of Compensation Component	Amount
Base Salary	▪Provides fixed compensation for executive to perform job functions	$423.8k
Sign-On Cash Bonus	▪Assists in building out the senior management team and attracting and retaining top executive talent	$250k
Incentive Bonus	▪Rewards key drivers of our annual operating and strategic plans ▪Provides tangible, achievable goals and reinforces key priorities of the organization	$573.8k
Annual Time RSUs	▪Vesting period is consistent with market practice and assists with retention	$270.1k
Performance RSUs
▪Focuses executives on achievement of our EPS goal, which is strongly tied to stockholder value creation
▪Provides tangible, achievable goal as senior leaders have the greatest ability to drive EPS
▪Vesting period is consistent with market
$144.5k1

Anna M. Alvarado	Chief Legal Officer and Secretary
2021 Performance
Total annual incentive and equity compensation for Ms. Alvarado for 2021 was determined pursuant to her offer letter, which provides for a minimum incentive compensation (bonus) award level of $440,000 for her first year only, and a specified long-term equity award value in the form of time RSUs, to encourage Ms. Alvarado to join the Company.

2021 Compensation
Based on Ms. Alvarado's compensation arrangements, the Compensation Committee awarded her total direct compensation in 2021 of $1.86 million, which is composed of the following:
•$120.9k in base salary,
•$440k incentive compensation (bonus) award, and
•$1.3 million in long-term equity

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Executive Compensation

4	Pay Practices

Elements of our Compensation Program
The following table sets forth a high-level summary of named executive officer direct pay elements and key design features for 2021 related compensation. Our variable compensation program is composed of an annual incentive cash bonus and long-term equity, both of which are directly tied to Company and individual performance.
Compensation paid upon the vesting of performance-based restricted stock units is based on Company performance over a three-year performance period. For 2021, excluding make-whole new hire awards, Mr. Holmes and the other executive officers received half of their long-term equity in the form of performance-based RSUs and the other half in time-based RSUs. The Compensation Committee believes a mix of performance-based and time-based awards is consistent with peer company compensation practices and appropriately balances driving long-term Company performance and retaining the senior leadership needed to advance the Company's transformation. The Compensation Committee will continue to evaluate the appropriate mix of long-term equity awarded to our senior leaders, including the CEO, and the performance metrics, for alignment with the Company's strategy priorities at the time.

2021	Compensation Element	Description	Rationale
Short- Term	Base Salary	• Fixed component of pay targeted at the median of the market.	• Provides fixed compensation for executive to perform job functions.
Annual Cash Incentive
• Delivered in cash annually.
• Tied to achievement of financial and operational goals (EPS (40%), ROCE (20%), Strategic Priorities (40%)).
• Executives can earn 0-150% of their target award based on achievement of pre-established targets.
• Rewards key drivers of our annual operating and strategic plans. • Provides tangible, achievable goals and reinforces key priorities of the organization.
Long- Term	Performance-Based Restricted Stock Units (50% of LTI)
• Vests at the end of the three-year period, if earned.
• Executives can earn 0-200% of their target award based on achievement of pre-established targets:
◦EPS achieved over 3 consecutive one-year performance periods (60%)
◦Relative TSR to peer group achieved vs. target over a three-year performance period (40%)
• No dividend equivalents are paid or accrued on these RSUs.

• Focuses executives on achievement of our EPS goal, which is strongly tied to stockholder value creation.
• Provides tangible, achievable goal as senior leaders have the greatest ability to drive EPS.
•Assures performance is aligned with stockholders and peers.
• Vesting period is consistent with market practice and assists with retention.

	Time-Based Restricted Stock Units (50% of LTI)	• Vests at the end of the three-year period, subject to continued employment on the vesting date. • No dividend equivalents are paid or accrued on these RSUs.
• Vesting period is consistent with market practice and assists with retention.
• Time-based RSUs may also be provided as part of a new hire package, when appropriate to buy-out an executive's existing awards that would be forfeited.

NOTES:
(1) All annual incentive compensation (bonus) and long-term equity awards are subject to recoupment and/or forfeiture under the terms of the Company's Recoupment and Forfeiture Policy. See “Recoupment of Incentive Compensation” below.
(2) Long-term equity awards are subject to the Company's stock ownership guidelines and equity hold policy. See “Executive Stock Ownership Guidelines” below.

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Executive Compensation
Base Salary
Base salaries are designed to compensate executive officers for their roles and responsibilities and to provide competitive levels of fixed compensation that reflects their experience, duties and scope of responsibilities. We pay competitive base salaries to recruit and retain executives of the quality necessary to ensure the success of our Company. Base salaries for the NEOs are subject to annual review, but are not always adjusted on an annual basis. The Compensation Committee determines the appropriate level and timing of changes in base compensation for all of the NEOs, and for NEOs other than the CEO, based on the recommendation of the CEO. In making determinations of salary levels for the NEOs, the Compensation Committee considers the entire compensation package for each NEO, including annual incentive compensation and equity-based compensation provided under our long-term compensation plan.
The Compensation Committee determines the level of periodic salary increases after reviewing:
•the qualifications, experience and performance of each NEO;
•the compensation paid to persons having similar duties and responsibilities in our peer group companies; and
•the nature of the Company’s business, the complexity of its activities and the importance of the executive’s experience to the success of the business.
After considering these factors and discussing proposed salaries for the other NEOs with the CEO, the Compensation Committee recommended, and the board approved, no change to annual salaries for the then serving NEO's in February 2021.
Annual Incentive Compensation
We provide annual cash incentive opportunities to motivate and reward the NEOs for achievement of financial results as well as strategic and business objectives. A target bonus opportunity is set for each NEO as a percentage of base salary, with the percentage varying depending on their position. For 2021, the annual incentive target amounts for the NEOs were as follows:

Executive Officer	Target Incentive (% of Base Salary)	Target Incentive ($)
Rob C. Holmes	200%	$2,000,000
Julie L. Anderson	80%	$410,000
Tim J. Storms	85%	$382,500
Anna M. Alvarado	N/A	N/A
Mr. Helm declined to participate in the Company’s annual incentive plan and thus did not receive an annual bonus target for 2021. Ms. Alvarado received a $440,000 minimum guaranteed annual incentive pursuant to the terms of her offer letter for 2021.
Actual incentive amounts that could be earned by the NEOs for 2021 were based on the level of achievement of performance goals relating to the following key metrics: EPS (40% weighting), ROCE (20% weighting), and Strategic Priorities (40% weighting). See “Named Executive Officer 2021 Compensation – Company Performance” above for the specific earnings potentials for these metrics, and the Company performance payout.
In addition, in determining the amount of annual incentives earned, the Compensation Committee considers the entire compensation package of each of the NEOs and the performance of that individual and may make discretionary adjustments as are deemed necessary.
The Compensation Committee met in January 2022 to consider the Company’s performance against incentive goals and to determine the annual incentives to be paid to the NEOs. For 2021, the following results were achieved and considered in determining NEO incentive compensation:
•EPS of $4.60, which exceeded 150% of target for this performance goal, resulting in a maximum payout of 60.0% of each NEO’s aggregate target amount.
•ROCE of 8.35%, which exceeded 150% of target for this performance goal, resulting in a maximum payout of 30.0% of each NEO’s aggregate target amount.
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Executive Compensation
•Achievement of individual Strategic Priorities were reviewed and determined by the Board and the Compensation Committee to equal a range of 85% - 150% of target for this metric for the NEOs.
Resulting in an aggregate payout in a range of 124% - 150% of each NEO’s aggregate target amount. See “Individual Performance Summaries” above.
Based on the achievement of the financial, business and individual performance goals described above, the Compensation Committee awarded the following annual incentive (bonus) compensation to the NEOs for fiscal year 2021:

Executive Officer	Target Incentive ($)	Aggregate Incentive Earned (% of Target)	Incentive Earned ($)
Rob C. Holmes	$2,000,000	150%	$3,000,000
Julie L. Anderson	$410,000	124%	$508,400
Tim J. Storms	$382,500	150%	$573,750
Anna M. Alvarado	N/A	N/A	$440,000

2021 Performance-Based Equity Awards
Long-term incentive awards for our NEOs include equity-based awards issued pursuant to our Amended and Restated 2015 Long-Term Incentive Plan (the “2015 Plan”) that are designed to directly align the interests of the NEOs with those of our stockholders and to motivate the NEOs to increase the value of the Company to stockholders over the long term.
The Company made an annual grant of equity awards to Mr. Holmes, Ms. Anderson, and Mr. Storms in February 2021 (“2021 NEO equity awards”). The 2021 NEO equity awards consisted of RSUs, 50% of which were performance-based awards and 50% of which were time-based awards. The performance-based RSUs may be earned in amounts ranging from 0% to 200% of the target award, based on the Company’s level of achievement of performance goals relating to (i) EPS measured in three one-year periods (60% weighting) and (ii) total stockholder return (“TSR”) relative to the peer group (40% weighting) for the three-year period ending December 31, 2023. EPS is an important metric to determine the operating performance of our Company. The Compensation Committee considered the difficulty in establishing an appropriate long-term performance measure for EPS given the nature of our business and strategy. Therefore, the Compensation Committee determined it prudent to set one-year goals, but have the award vest over three years. During 2021, the Compensation Committee set the range of performance expectations for the 2021 performance year for EPS, and the three-year TSR component, but not the remaining two fiscal years of EPS covered by the performance award. In future years, the Compensation Committee plans that it will use full 3-year performance periods. The Company discloses the financial hurdles associated with these metrics in the proxy statement for the year in which the final performance is determined. The time-based RSUs cliff vest in February 2024, subject to the executive’s continued employment with the Company.
When considering the 2021 NEO equity awards, the Compensation Committee started with an intended target value for each NEO, which was based on a percentage of his or her base salary. The target values for the 2021 NEO equity awards, as a percentage of their respective base salaries, were as follow: Mr. Holmes, 350%, Ms. Anderson, 115%; and Mr. Storms, 120%. The amounts of the grants were based on a variety of factors deemed relevant by the Compensation Committee, including the Company’s performance, the NEO’s level of responsibility, an assessment of individual performance made by the Committee, including discussion of the performance of the other NEOs with the CEO, and competitive market data. The number of time-based RSUs and the target number of performance-based RSUs (including the threshold and maximum number of performance-based RSUs that could be earned) granted to each NEO are set forth below in the “2021 Grants of Plan-Based Awards Table”.
In addition to the 2021 NEO equity awards, upon the commencement of his employment with the Company, Mr. Holmes received a grant of time-based RSUs in February 2021 with a grant date fair value of $14.5 million that cliff vest on the third anniversary of the grant date, but would continue to vest if Mr. Holmes retires from the Company after age 57 and at least one year of service with the Company. See “New Hire Sign-On Bonuses and Buy-Out Equity Awards” below for more information.
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Executive Compensation
Mr. Helm declined to participate in the Company’s annual grant of NEO equity awards, and instead received a grant of time-based RSU’s in April 2021 with a grant date fair value of $750,000 that vest on the first anniversary of the grant date, as was determined by the Compensation Committee to be appropriate compensation for his service as interim CEO and President during the previous 11 months.
In addition to the 2021 NEO equity awards, Ms. Anderson received a supplemental grant of time-based RSUs in June 2021 with a grant date fair value totaling $50,000, that vest as to one-third of the shares on each of the first, second, and third anniversaries of the grant date, subject to the executive’s continued employment with the Company.
Ms. Alvarado was not an employee of the Company at the time the 2021 NEO equity awards were granted, and instead received a grant of time-based RSUs in November 2021, following the commencement of her employment with the Company, with a grant date fair value totaling $1,300,000, that vest as to one-fourth of the shares on each of the first, second, third and fourth anniversaries of the grant date, subject to Ms. Alvarado's continued employment with the Company. See “New Hire Sign-On Bonuses and Buy-Out Equity Awards” for more information.
All of the 2021 equity awards are subject to the Company's Recoupment and Forfeiture Policy, and the shares received upon vesting are subject to the Company' equity hold requirements for executives.
Additional Performance Awards Outstanding
2019 Grants of Performance-Based RSUs - Performance Results and Payouts
The Company made an annual grant of RSUs in February 2019. The grants were structured in a manner consistent with the 2021 grants described above, with awards consisting of 50% performance-based RSUs and 50% time-based RSUs. The 2019 performance-based RSUs could be earned in amounts ranging from 0% to 150% of the target award, based on the Company’s level of achievement of performance goals relating to EPS average growth and average ROE over the three-year performance period.
The following table sets forth the range of specific targets, relative weights and resulting payouts for the 2019 performance-based RSUs for the three-year period ending December 31, 2021, as established at the time the awards were granted:

Target EPS Average Growth (25% weight)	Payout (as a % of weighted Target Award)	Target EPS Average Growth Peer Rank (25% weight)	Payout (as a % of weighted Target Award)	Target Average ROE (25% weight)	Payout (as a % of weighted Target Award)	Target Average ROE Peer Rank (25% weight)	Payout (as a % of weighted Target Award)
10%	50%	Bottom quartile	0%	10%	50%	Bottom quartile	0%
12%	75%	25th to 39.9th%	50%	11%	75%	25th to 39.9th%	50%
15%	100%	40th to 59.9th%	100%	13%	100%	40th to 59.9th%	100%
18%	125%	60th to 74.9th%	125%	15%	125%	60th to 74.9th%	125%
20%	150%	Top Quartile	150%	16%	150%	Top Quartile	150%
Payouts for results falling between the specified values reflected above are determined based on straight-line interpolation.
The three-year performance period with respect to the 2019 performance-based RSUs concluded on December 31, 2021. The Compensation Committee reviewed the financial results in light of the intent of the award, which was to incentivize EPS growth. The Compensation Committee did not believe that actual performance, which was marked by volatile EPS results during the three-year performance period, represented the kind of performance that the award was designed to reward. Therefore, the Compensation Committee exercised negative discretion on the two EPS metrics due to the lack of real EPS growth over the performance period, and set the payout on those metrics at zero, and a resulting aggregate payout at 19.25%.
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Executive Compensation
Based on the Compensation Committee's determination of the payout for this award, the NEOs who received 2019 performance-based RSUs earned the following payouts:

Executive Officer	Target Award of 2019 Performance-Based RSUs	Aggregate Payout Factor (% of Target Award)	Shares Earned and Paid Out
Julie L. Anderson	4,813	19.25%	927
2020 Grants of Performance-Based RSUs
Due to the then pending merger with Independent Bank Group, Inc., the Company’s normal annual equity awards were not made to NEOs in early 2020, as they historically had been. Rather, the Company made an annual grant of equity awards to Ms. Anderson in June 2020 and other former executives (the “2020 NEO equity awards”). The 2020 NEO equity awards consisted of RSUs, composed of performance-based awards (50%) and time-based awards (50%). The performance-based RSUs may be earned in amounts ranging from 0% to 150% of the target award, based on the Company’s level of achievement of performance goals relating to (i) cumulative EPS (50% weighting) and (ii) cumulative EPS relative to the peer group (50% weighting) for the three-year period ending December 31, 2022. The time-based RSUs vest in March 2023, subject to the executive’s continued employment with the Company. Mr. Helm declined to participate in the Company’s 2020 annual grant of NEO equity awards, and instead received a grant of time-based RSU’s in June 2020 with a grant date fair value of $65,000 that was consistent with grants made to the Company’s non-employee directors.

New Hire Sign-On Bonuses and Buy-Out Equity Awards
As part of our efforts to build out the senior management team and to attract and retain top executive talent – one of the components of our new strategic plan – we have provided in certain instances sign-on bonuses and buy-out equity awards for new hires. New hire sign-on bonuses or buy-out equity awards are an effective means of making up for compensation opportunities executives forfeit when they leave a former employer to join the Company. We require named executive officers to return all or a portion of their sign-on bonus if, within a certain period of time after joining us, they voluntarily leave the Company or are involuntarily terminated by the Company for cause. New hire equity awards are used to incentivize executives to join without impacting annual peer-based compensation levels. These awards are subject to a time-based vesting period and such other terms and conditions as the Compensation Committee determines.
On January 24, 2021, Mr. Holmes was appointed CEO and President of the Company and a member of the Board of Directors. An experienced financial services leader, Mr. Holmes previously spent over 30 years at JPMorgan Chase & Co. and predecessor firms, including serving as Global Head of Corporate Client Banking and Specialized Industries from 2011 until 2020. Consistent with our philosophy above, the Compensation Committee awarded to Mr. Holmes (1) a sign-on bonus of $2,500,000, which is subject to repayment in the event his employment is terminated by the Company for cause, or due to his resignation (other than for good reason), prior to the first anniversary of the effective date of his appointment, and (2) a one-time grant of 233,755 time-based RSUs (having a grant date value of $14,500,000), which cliff vest on the third anniversary of the grant date. The Compensation Committee believed that this bonus and equity award was necessary and appropriate to compensate Mr. Holmes for forgone awards at his previous employer and were critical to attracting a talented, top quality CEO with the abilities needed to execute on our new strategic plan, and encourage both retention and alignment with stockholders.
Effective January 22, 2021, Mr. Storms was appointed Executive Vice President and Chief Risk Officer of the Company. In connection with his hiring by the Company, the Compensation Committee provided to Mr. Storm a sign-on bonus of $250,000, which is subject to repayment in the event he terminates his employment prior to first the anniversary of the effective date of his appointment. The Compensation Committee believed that this sign-on bonus was necessary and appropriate to encourage Mr. Storm to join the Company.
Effective October 15, 2021, Ms. Alvarado was appointed Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company. Most recently, Ms. Alvarado was global general counsel and a member of the executive team of FirstCash, Inc., a Fort Worth-based consumer financial services and retail company and the leading international operator of pawn stores (GC since 2015, and at FirstCash since 2011).
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Executive Compensation
In connection with her hiring by the Company, the Compensation Committee provided to Ms. Alvarado (1) a guaranteed, first-year minimum bonus of $440,000 to be paid in the first quarter of 2022 (with other NEO bonus payments); and (2) a grant of 20,678 time-based RSUs, with a grant date value of $1,300,000 and a four-year prorated vesting period. The Compensation Committee believed that this guaranteed bonus and equity award were necessary and appropriate to encourage Ms. Alvarado to join the Company.
These bonuses and equity awards are included in the 2021 compensation tables below as applicable. These executives are subject to stock ownership guidelines and an equity hold requirement.

Perquisites and Other Compensation
The Compensation Committee intentionally limited perquisites to our executive officers. We may pay for relocation-related services for our executives, including temporary housing, moving expenses, and home purchase closing expenses. During 2021, the Company provided Ms. Anderson for club dues incurred by her and provided a car allowance. Beginning in 2022, the Company will not reimburse executive officers for club dues or provide a car allowance. See “Additional Information Concerning Executive Compensation” below.

5	Risk Management and Accountability

Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking, and an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event named executives’ actions, or inactions, result in specified types of negative outcomes for our Company.
Risk-Balancing Features
To discourage imprudent risk-taking, the Company embedded risk-balancing features throughout our program for 2021.

Pay Element	Risk-Balancing Features
Base Salary	• Salaries are a form of fixed compensation • Promotes retention of named executives by providing a basic level of compensation
Cash Bonus / Short-Term Incentive
• Cash bonus represents minority of variable compensation
• 2021 target award opportunity of 200% of base salary (maximum 300%) for Mr. Holmes with lower opportunities for other executives
• Award level based on achievement of financial and non-financial performance objectives, including risk outcomes
• Subject to recovery under the Company's Recoupment and Forfeiture Policy

Long-Term Equity
• Majority of variable compensation in long-term equity
• Retirement does not trigger acceleration of payment from the original payment schedule
• Shares are subject to a robust holding requirement
• Executive officers are prohibited from pledging Company stock in connection with a margin or similar loan and from entering into derivative/hedging transactions involving Company stock
• No dividend equivalents are paid or accrued on unvested RSUs
• Subject to forfeiture or recovery as described under the Company's Recoupment and Forfeiture Policy

Performance-Based RSUs
• Long-term, three-year performance period, with cliff vesting
• Upside compensation capped, with upside leverage of 200% of target for NEOs
• Subject to downward adjustment by Compensation Committee under a wide variety of circumstances

Time-Based RSUs	• Promotes retention of NEOs by providing shares subject to time-based vesting
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Additional information on our stock ownership and hold requirements and anti-hedging / anti-pledging policies are included under “Executive Stock Ownership Guidelines” and “Prohibition on Hedging and Pledging” below.

Compensation Risk Assessment
The Compensation Committee regularly reviews all compensation plans to identify whether any of the Company’s or the Bank’s compensatory policies or practices incent behavior that creates excessive or unnecessary risk to the Company. The Compensation Committee receives regular updates from management to ensure that the current compensation programs do not create excessive risk. Furthermore, periodically, the Compensation Committee conducts a risk assessment with the assistance of its independent compensation consultant. Based on the results of these reviews, the Compensation Committee determined that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.
Recoupment of Incentive Compensation
The Board recently adopted an enhanced recoupment and forfeiture policy providing that incentive compensation payable to our executive officers and certain other executives under certain of the Company’s incentive compensation arrangements will be subject to recoupment and/or cancellation by the Company if, in the year such compensation is paid, or within four years thereafter, the Company (i) is required to prepare a financial restatement due in whole or in part to the gross negligence, intentional misconduct or fraud by a present or former employee, (ii) restates any of its financial statements due to a material financial reporting violation under applicable securities laws, or (iii) suffers extraordinary financial loss, reputational damage or similar adverse impact resulting of or from actions taken or decisions made by the employee. The repayment obligation or forfeiture right applies to the extent repayment is required by applicable law, or to the extent the executive’s compensation is determined to be in excess of the amount that would have been payable taking into account any restatement or correction. The Compensation Committee has the sole discretion to determine whether an executive’s actions have or have not met any particular standard of conduct under law or Company policy, and whether recovery of incentive compensation should be pursued. The recoupment (including if the impacted individual fails to timely pay), may be effectuated through the reduction or forfeiture of awards, cancellation of one or more awards in their entirety, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities or any future bonus payment which would have otherwise been payable, any salary payments or other remuneration which are due or would otherwise have been payable.

Executive Stock Ownership Guidelines
Our Corporate Governance Guidelines include stock ownership guidelines for the NEOs to further align their interests with the long-term interests of stockholders. NEOs are expected to own common stock having a value of at least three times their base compensation (five times for the CEO) and may not dispose of any shares of the Company’s common stock unless they own, and will continue to own, common stock at that level. Unvested restricted stock, restricted stock units, stock options and stock appreciation rights are not included in an executive’s stock ownership for purposes of this policy.

Prohibition on Hedging and Pledging
All Company directors, officers and employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of Company securities, and from participating in derivative or speculative transactions with respect to Company securities, including but not limited to prepaid variable forward contracts, collars, equity swaps, exchange funds, puts, calls and other derivative instruments. All directors, officers and employees are also prohibited from participating in short sales of the Company’s securities.
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Directors and officers who are reporting persons under Section 16 of the Exchange Act and such additional employees as may be designated by the Governance and Nominating Committee are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Conclusion
The Compensation Committee believes that the 2021 compensation decisions for our named executive officers were reasonable and appropriate and consistent with our compensation principles.

Compensation Governance Best Practices
The Compensation Committee and management periodically review the compensation and benefit programs for our NEOs and other employees to ensure alignment with our philosophy and objectives. Accordingly, the Company adopted a number of practices over the last several years that are responsive to stockholder feedback and align with market-recognized best practices:

What We Do
✓	Pay for performance, including using a high percentage of performance stock units for the annual equity grant to align interests with stockholders
✓	Provide a significant proportion of NEO compensation in the form of performance-based compensation
✓	Use an appropriate comparator group when establishing compensation, which group is evaluated annually to ensure it remains appropriate
✓	Ongoing engagement with our stockholders to receive their feedback on business, governance and compensation matters
✓	Maintain robust anti-hedging and anti-pledging policies
✓	Balance short- and long-term incentives, aligning long-term incentives with future performance and stockholder returns
✓	Include caps on individual payouts in incentive plans
✓	Maintain a recoupment and forfeiture policy, which can be triggered by a financial restatement and other individual or corporate behavior
✓	Maintain stock ownership guidelines requiring CEO to hold 5x base salary (3x for other NEOs)
✓	Apply double-trigger vesting in the event of a change in control in our long-term equity awards (i.e., participant must terminate after the event to receive benefits)
✓	Conduct an annual “say-on-pay” advisory vote for stockholders
✓	100% independent directors on our Compensation Committee
✓	Use an independent executive compensation consultant reporting to the Compensation Committee
✓	Review executive compensation consultant and advisors for independence and performance

What We Don’t Do
X	No change in control excise tax “gross-up” agreements
X	No excessive perquisites
X	No tax “gross-ups” for perquisites, except for relocation benefits
X	No stock option repricing, reloads or exchange without stockholder approval
X	No dividend equivalents paid or accrued on unvested equity awards
X	No excessive risk-taking in our compensation programs
In addition to maintaining good corporate governance, we have designed our annual incentive plan and long-term incentive plan to be aligned with best practices that mitigate against excessive risk. See “Compensation Risk Assessment”.
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Board's Role in Human Capital Management and Talent Development
The Board believes that human capital management and talent development are vital to the Company's continued success. They are integral elements of our strategic framework and we strive to create a diverse and inclusive workplace with meaningful opportunities that will attract and retain the best and brightest in a historically competitive talent landscape.

Our Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions. The Governance and Nominating Committee oversees the development of the process and protocols regarding succession plans for the CEO, and annually reviews these protocols. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and their potential to succeed to the position of CEO, developed in consultation with the Chairman and the Chair of the Governance and Nominating Committee. The Board meets regularly with high-potential executives, both in small group and one-on-one settings. During 2021, the Board oversaw the appointment of a new CEO and appointments of several direct reports of the CEO, including four female executives, one of which is racially/ethnically diverse, demonstrating our focus on building a highly skilled and diverse executive team that brings a broad array of opinions and perspectives that are reflective of our business.

With respect to the broader organization, our Board is actively engaged in the oversight of our corporate culture and is continuously focused on developing a culture that is aligned with our long-term strategy. This includes reinforcing a set of behaviors throughout the Company that we think are critical to empower performance, including voicing opinions fearlessly, raising the bar on talent and diversity and acting with integrity. In addition, the Board and its applicable Committees regularly engage with employees at all levels of the organization to provide oversight on a broad range of other human capital management topics, including talent attraction and retention, diversity, equity and inclusion, health and safety, training and development and compensation and benefits. Employee feedback is considered in designing and evaluating employee programs and benefits and in monitoring current practices for potential areas of improvement.

Additional Information Concerning Executive Compensation
Other Benefits
Retirement Savings Opportunity. All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). Each employee may make before-tax contributions of up to 85% of their eligible compensation, subject to current Internal Revenue Service limits. We provide the 401(k) Plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Since 2006, we have matched contributions made by our employees to the 401(k) Plan based upon a formula that considers the amount contributed by the respective employee, with a vesting scheduled based upon the employee’s tenure with the Company. The matching contributions for each NEO are set forth in the “2021 All Other Compensation Table”. We do not provide an option for our employees to invest in our common stock through the 401(k) Plan. We have not historically provided any retirement plans, such as defined benefit, defined contribution, supplemental executive retirement benefits, retiree medical or deferred compensation plans requiring mandatory Company contributions, to our employees or the NEOs, other than the 401(k) Plan and the Nonqualified Deferred Compensation Plan described below.
Nonqualified Deferred Compensation Plan. The Company offers a nonqualified deferred compensation plan for our executives and key members of management to assist us in attracting and retaining these individuals. See “2021 Nonqualified Deferred Compensation Table” for additional information about this plan.
Severance Benefits. Senior and Key executives of the Company who do not have employment agreements providing for severance, including our NEOs, are eligible for severance benefits in the event of a termination not for cause under our Executive Severance Plan, and for change in control severance benefits in the event of a termination not for cause or for good reason following a change in control under our Executive Change-
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in-Control Plan. See “2021 Potential Payments Upon Termination or Change in Control Table” for additional information about these plans.
Health and Welfare Benefits. All full-time employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. We provide these benefits to meet the health and welfare needs of employees and their families.
Employment Agreements
The Company entered into an Executive Employment Agreement with Mr. Holmes (the “Holmes Agreement”) effective January 24, 2021. The Holmes Agreement has an initial term of three years and thereafter automatically renews for successive one-year terms, unless notice of non-renewal is given by either party in accordance with the agreement. For each year of the term, Mr. Holmes’ compensation will include annual base salary of $1,000,000, an annual target cash incentive opportunity of not less than 200% of base salary, and an annual target long-term incentive award opportunity equal to 350% of base salary. In addition, within 30 days following the effective date, Mr. Holmes received a one-time lump-sum cash payment in the amount of $2,500,000, which was subject to repayment in the event his employment was terminated by the Company for cause or due to his resignation other than for good reason prior to the first anniversary of the effective date, and a one-time grant of 233,755 time-based RSUs, which will vest on the third anniversary of the grant date.
The Holmes Agreement terminates upon the executive’s death or disability, upon the executive’s voluntary termination of employment or upon the executive’s termination for cause. “Cause” as defined in the Holmes Agreement includes: (1) theft, embezzlement, fraud or dishonesty; (2) willful or material misrepresentation that relates to the Company or has a material adverse effect on the Company; (3) willful misconduct or gross negligence that is injurious to the Company, including violation of any laws; (4) violation of fiduciary duties; (5) conviction of a felony or crime of moral turpitude; (6) material or repeated violation of the Company’s policies; (7) willful failure to perform duties and responsibilities; (8) failure or refusal to follow the lawful directives of the Company; (9) a material breach of agreement; or (10) unlawful use of or possession of illegal drugs on Company premises or while performing duties.
If Mr. Holmes’ employment is terminated by the Company without cause or by non-renewal, or by Mr. Holmes for “good reason”, Mr. Holmes would be entitled to a cash payment equal to 24 months’ base salary, a cash payment equal to 2 times his target annual incentive as defined in the Holmes Agreement and continued medical insurance benefits for 24 months following termination. “Good reason” is defined as (1) a material diminution in position, authority, duties or responsibility; (2) a change of employment location which is more than 35 miles from the Company’s current executive offices; (3) a reduction in salary or incentive opportunity; or (4) the Company’s material breach of agreement.
If in connection with a “change-in-control” of the Company as defined in the Holmes Agreement, Mr. Holmes’ employment is terminated other than for cause, death, or disability or by executive for good reason within a period of two years following the change-in-control, Mr. Holmes would be entitled to a cash payment equal to 3 times his base salary and a cash payment equal to 3 times his target annual incentive.
As a means of providing protection to the Company’s stockholders, under certain adverse conditions such as dissolution, bankruptcy or a distressed sale of the Company’s assets or stock for the purpose of avoiding a bankruptcy proceeding or at the recommendation of regulatory authorities, the Holmes Agreement provides that the above described payments will not occur, except for the cash payments described above that would be owing upon Mr. Holmes’s voluntary termination of employment.
The Holmes Agreement contains other terms and conditions, including non-competition and non-solicitation provisions, confidentiality obligations and restrictions on Mr. Holmes’ ability to be involved with a competing bank or company with a place of business in a location in which the Company is then engaged.
The Company entered into an Amended and Restated Executive Employment Agreement with Ms. Anderson effective July 1, 2017 (the “Anderson Agreement”), which had an 18-month initial term and automatically renews for successive one-year terms unless earlier terminated. The Anderson Agreement terminated as of December 31, 2021. The Anderson Agreement contains other terms and conditions, including non-competition and non-solicitation provisions, confidentiality obligations and restrictions on Ms. Anderson’s ability to be
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involved with a competing state or national bank or company providing similar services with a place of business in Texas during her employment and for the one-year period following her termination or resignation.

Tax Implications of Executive Compensation
Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers, even if it may result in limiting the deductibility of amounts of compensation from time to time.

Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis that is required by the SEC rules with the Company's management. Based on such review and discussions, the Compensation Committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.
This report is submitted by the Compensation Committee of the board of directors of Texas Capital Bancshares, Inc.

Dated: February 3, 2022	Dale W. Tremblay, Chair
David S. Huntley
Elysia Holt Ragusa
Steven P. Rosenberg

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COMPENSATION TABLES
2021 Summary Compensation Table*

					Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary	Bonus (A)	Stock Awards (B)	Annual Incentive Plan Compen- sation (C)	Long-Term Incentive Plan Compen-sation (D)	All Other Compen- sation (E)	Total

Rob C. Holmes	2021	$937,500	$2,500,000	$17,179,310	$3,000,000	$—	$6,150	$23,622,960
President and CEO of the Company
and Texas Capital Bank

Larry L. Helm	2021	368,269	—	750,056	—	—	78,233	1,196,558
Chairman of the Company and Texas	2020	600,000	—	65,018	—	—	269,600	934,618
Capital Bank

Julie L. Anderson	2021	512,500	—	502,471	508,400	—	29,915	1,553,286
CFO of the Company and Texas	2020	510,417	—	747,272	265,875	14,453	56,302	1,594,319
Capital Bank	2019	496,667	—	575,058	530,000	72,801	24,685	1,699,211

Tim J. Storms	2021	423,750	250,000	414,535	573,750	—	12,225	1,674,260
CRO of the Company and Texas
Capital Bank

Anna M. Alvarado	2021	120,909	440,000	1,300,026	—	—	—	1,860,935
Chief Legal Officer and Secretary of the
Company and Texas Capital Bank
*Columns for which no amounts are reported have been deleted.
(A)For Mr. Holmes and Mr. Storms, consists of a one-time bonus payment pursuant to the terms of their Employment Agreement and offer letter, respectively, which are subject to repayment under certain circumstances if their employment terminates during the first year of employment. For Ms. Alvarado, consists of a minimum guaranteed incentive (bonus) payment pursuant to the terms of her offer letter.
(B)Amounts represent the aggregate grant date fair value of RSUs, determined in accordance with ASC 718. With respect to the 2021 NEO awards granted to Mr. Holmes, Ms. Anderson and Mr. Storms, 50% of the award was granted on February 26, 2021 and is time-based with cliff vesting occurring on February 26, 2024, 30% of the award was granted on June 16, 2021 and is performance-based with vesting occurring on the first administratively practicable day following determination by the Compensation and Human Capital Committee that certain performance targets were achieved over a three-year period ending December 31, 2023. The amounts presented for the 30% performance-based portion of the 2021 awards reflect the value of the award at target based on the probable outcome of the performance targets determined as of the grant date. The value of the 30% performance-based portion of the 2021 awards for each NEO at the grant date assuming that the highest levels of performance targets are achieved is as follows: Mr. Holmes $1,872,980, Ms. Anderson $315,333, and Mr. Storms $288,963. The remaining 20% of the 2021 NEO awards are not included in the table above, as performance objectives for these awards have not been set and in accordance with ASC 718, grants for which performance objectives have not been set do not have a reportable grant date fair value.
Amount for Mr. Holmes also includes a February 1, 2021 grant of time-based RSUs that will cliff vest on February 1, 2024. Amount for Ms. Anderson also includes a June 1, 2021 grant of time-based RSUs that will vest as to one-third of the total shares on each of the first three anniversaries of the date of grant. Amount for Ms. Alvarado includes a November 5, 2021 grant of time-based RSUs that will vest as to one-fourth of the total shares on each of the first four anniversaries of the date of grant.
(C)Amounts represent payouts under our annual incentive program. For further details of the targets and performance related to the payout of these amounts, refer to the “Pay Practices” section of the “Compensation Discussion and Analysis.”
(D)Amounts represent payouts related to cash-settled units. In 2015 and 2016, Ms. Anderson was awarded an annual grant of cash-settled units that provide for annual vesting in equal amounts over a four-year period.
(E)    See additional description in the “2021 All Other Compensation Table”.
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2021 All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits (A)	Company Contributions to 401(k) Plans	Company Contributions to Nonqualified Deferred Compensation Plans	Total

Rob C. Holmes	2021	$—	$6,150	$—	$6,150
Larry L. Helm	2021	54,833	23,400	—	78,233
Julie L. Anderson	2021	2,400	17,265	10,250	29,915
Tim J. Storms	2021	—	12,225	—	12,225
Anna M. Alvarado	2021	—	—	—	—
(A)Includes a car allowance of $2,400 for Ms. Anderson and non-employee director compensation of $54,833 earned by Mr. Helm once he resumed his status as non-executive chairman of the board of directors in May 2021. The non-employee director compensation earned by Mr. Helm is also included in the “2021 Director Compensation Table”.
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2021 Grants of Plan Based Awards Table*

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (A)			Estimated Future Payouts Under Equity Incentive Plan Awards (B)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards

Rob C. Holmes	2/1/2021	(C)	$—	$—	$—	—	—	—	233,755	$14,492,810
	2/26/2021	(D)	—	—	—	—	—	—	22,966	1,750,009
	6/16/2021		—	—	—	6,890	13,780	27,560	—	936,491
	N/A		500,000	2,000,000	3,000,000	—	—	—	—	—

Larry L. Helm	4/20/2021	(E)	—	—	—	—	—	—	11,705	750,056

Julie L. Anderson	2/26/2021	(D)	—	—	—	—	—	—	3,868	294,742
	6/1/2021	(F)	—	—	—	—	—	—	720	50,062
	6/16/2021		—	—	—	1,161	2,320	4,640	—	157,667
	N/A		102,500	410,000	615,000	—	—	—	—	—

Tim J. Storms	2/26/2021	(D)	—	—	—	—	—	—	3,544	270,053
	6/16/2021		—	—	—	1,063	2,126	4,252	—	144,482
	N/A		95,625	382,500	573,750	—		—	—	—

Anna M. Alvarado	11/5/2021	(G)	—	—	—	—	—	—	20,678	1,300,026
	N/A		—	—	—	—	—	—	—	—
*Columns for which no amounts are reported have been deleted.
(A)Amounts represent potential payments under our annual incentive program. The actual amount earned in 2021 was paid in February 2022 and is shown in the “Non-Equity Incentive Plan Compensation” column of the “2021 Summary Compensation Table”. See “Pay Practices” section of the “Compensation Discussion and Analysis” for more information regarding our 2021 annual incentive program.
(B)Amounts represent awards of RSUs made under the 2015 Plan that will vest based upon the Company’s achievement of certain performance measures, subject to the NEO’s continued employment by the Company over a three-year period ending December 31, 2023. Based on the defined objectives of the awards the NEO has the opportunity to vest between 0% and 200% of the RSUs. The grant date fair value reflects the value of the award at target based on the probable outcome of the performance measures determined as of the grant date in accordance with ASC 718 and pursuant to the 2015 Plan. See Note (B) to the “2021 Summary Compensation Table” and the “Pay Practices” section of the “Compensation Discussion and Analysis” for more information regarding our 2021 grants of RSUs. As is noted in Note (B) to the “2021 Summary Compensation Table”, the amounts presented above do not include the 20% portion of the 2021 NEO performance-based awards for which performance objectives have not been set.
(C)Amount represents award of RSUs made under the 2015 Plan with a grant date fair value of $62.00 that will cliff vest on the third anniversary of the grant date.
(D)Amount represents award of RSUs made under the 2015 Plan with a grant date fair value of $76.20 that will cliff vest on the third anniversary of the grant date.
(E)Amount represents award of RSUs made under the 2015 Plan with a grant date fair value of $64.08 that will cliff vest on the first anniversary of the grant date.
(F)Amount represents awards of RSUs made under the 2015 Plan with a grant date fair value of 69.53 that will vest as to one-third of the total shares on each of the first three anniversaries of the grant date.
(G)Amount represents awards of RSUs made under the 2015 Plan with a grant date fair value of $62.87 that will vest as to one-fourth of the total shares on each of the first four anniversaries of the grant date.
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2021 Outstanding Equity Awards at Fiscal Year-end Table*

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (A)	Market Value of Shares or Units of Stock That Have Not Vested (A)(B)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (C)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (B)(C)

Rob C. Holmes	6/16/2021	—	$—	13,780	$830,245
	2/26/2021	22,966	1,383,702	—	—
	2/1/2021	233,755	14,083,739	—	—

Larry L. Helm	4/20/2021	11,705	705,226	—	—

Julie L. Anderson	6/16/2021	—	—	2,320	139,780
	6/1/2021	720	43,380	—	—
	2/26/2021	3,868	233,047	—	—
	6/29/2020	5,246	316,072	5,246	316,072
	6/29/2020	15,276	920,379	—	—
	2/12/2019	4,813	289,983	—	—
	7/18/2017	641	38,620	—	—

Tim J. Storms	6/16/2021	—	—	2,126	128,092
	2/26/2021	3,544	213,526	—	—

Anna M. Alvarado	11/5/2021	20,678	1,245,850	—	—
*Columns for which no amounts are reported have been deleted.
(A)Awards granted to Mr. Holmes on February 26, 2021 and February 1, 2021 cliff vest on the third anniversaries of the grant date. Award granted to Mr. Helm on April 20, 2021 cliff vests on the first anniversary of the grant date. Award granted to Ms. Anderson on June 1, 2021 vest as to one-third of the total shares on each of the first three anniversaries of the grant date. Awards of 3,868 shares on February 26, 2021, 5,246 shares on June 29, 2020, and 4,813 shares on February 12, 2019 granted to Ms. Anderson cliff vest on the third anniversaries of the grant date. Award of 15,276 shares on June 29, 2020 granted to Ms. Anderson vest as to one-half of the shares on each of the second and third anniversaries of the grant date. Award granted to Ms. Anderson on July 18, 2017 cliff vest 20% on each of the first five anniversaries of the grant date. Award granted to Mr. Storms on February 26, 2021 cliff vests on the third anniversary of the grant date. Award granted to Ms. Alvarado on November 5, 2021 vest as to one-fourth of the total shares on each of the first four anniversaries of the grant date.
(B)Based on the closing market price of our common stock of $60.25 on December 31, 2021.
(C)Awards granted June 16, 2021 and June 29, 2020 will vest based upon the Company’s achievement of certain performance targets and the executive’s continued employment by the Company over the three-year periods ending December 31, 2023 and December 31, 2022, respectively. Awards are shown at target.
2021 Option Exercises and Stock Vested Table*

	Stock Awards
Name	Number of Shares Acquired on Vesting (A)	Value Realized on Vesting (B)

Rob C. Holmes	—	$—
Larry L. Helm	2,242	143,667
Julie L. Anderson	4,079	292,751
Tim J. Storms	—	—
Anna M. Alvarado	—	—
*Columns for which no amounts are reported have been deleted.
(A)The shares included in the table for Ms. Anderson represent gross shares vested. Actual shares issued to Ms. Anderson, net of taxes, were 2,834. Mr. Helm did not withhold shares at vesting.
(B)The value realized by the NEO upon the vesting of RSUs is calculated by multiplying the number of shares of stock vested by the market value of the underlying shares on the vesting date, which is the amount that is taxable to the executive.
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2021 Pension Benefits Table
The table disclosing the actuarial present value of each executive’s accumulated benefit under defined benefit plans, the number of years of credited service under each plan and the amount of pension benefits paid to each NEO during the year is omitted because the Company does not have a defined benefit plan for NEOs.
2021 Nonqualified Deferred Compensation Table*

Name	NEO Contributions in Last Fiscal Year (A)	Company Contributions in Last Fiscal Year (B)	Aggregate Earnings/(Loss) in Last Fiscal Year (C)	Aggregate Balance at Last Fiscal Year End (D)

Rob C. Holmes	$—	$—	$—	$—
Larry L. Helm	—	—	—	—
Julie L. Anderson	10,250	10,250	75,058	601,392
Tim J. Storms	—	—	—	—
Anna M. Alvarado	—	—	—	—
*Columns for which no amounts are reported have been deleted.
(A)Participants in the plan may elect to defer up to 75% of their annual salary and/or short-term incentive payout. All participant contributions to the plan and any related earnings are immediately vested and may be withdrawn upon the participant’s separation from service, death or disability, or upon a date specified by the participant. Participant contributions are also included in the Salary or Annual Incentive Plan Compensation columns of the “2021 Summary Compensation Table”.
(B)    Company contributions are detailed in the “2021 All Other Compensation Table” and included in the “All Other Compensation” column of the “2021 Summary Compensation Table”. The discretionary Company contributions vest based upon the employee’s tenure with the Company. As of December 31, 2021, Ms. Anderson had met the requirements for immediate vesting.
(C)    Aggregate earnings do not reflect “above market or preferential earnings” and are not included in the “2021 Summary Compensation Table”.
(D)    Amounts represent the total compensation deferred by each NEO and discretionary contributions made to each NEO by the Company, together with any related earnings or losses attributed to either in accordance with each NEOs deferral account investment selections. All participant and Company contributions included in these amounts have been reported as compensation in the “2021 Summary Compensation Table” or in Summary Compensation Tables for previous years.
The Company offers a nonqualified deferred compensation plan for our executives and key members of management to assist us in attracting and retaining these individuals. Participants in the plan may elect to defer up to 75% of their annual salary and/or short-term incentive payout into deferral accounts that mirror the gains or losses of specified investment funds or market indexes selected by the participants. These investment alternatives are similar to the choices under the 401(k) Plan. The gains and losses credited to each participant’s deferral account are subject to the same investment risk as an actual investment in the specified investment funds or market indexes. The Company restores any lost Company match in the 401(k) Plan due to legal limits on qualified plans. In 2021, we matched contributions made by participants into the nonqualified deferred compensation plan based upon a formula that considers the amount contributed by the respective employee with a vesting scheduled based upon the employee’s tenure with the Company. Beginning in 2022, the Company will not match nonqualified deferred compensation plan contributions. All participant contributions to the plan and any related earnings are immediately vested and may be withdrawn upon the participant’s separation from service, death or disability or upon a date specified by the participant.
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Executive Compensation
2021 Potential Payments Upon Termination or Change in Control Table
The following table summarizes the estimated payments that would be payable to each NEO upon a termination of service for each of the reasons stated below. For the purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2021 and that the price per share of our common stock was the closing market price as of that date, $60.25.

Name	Termination Without Cause or For Good Reason	Change in Control: Termination Without Cause or For Good Reason	Death	Disability	Retirement

Rob C. Holmes
Severance (A)	$8,000,000	$9,000,000	$—	$—	$—
Accelerated vesting of long-term incentives (B)	16,297,685	16,297,685	16,297,685	16,297,685	—
Other benefits (C)	57,074	85,610	—	—	—

Larry L. Helm (D)
Severance	—	—	—	—	—
Accelerated vesting of long-term incentives	—	705,226	—	—	—
Other benefits	—	—	—	—	—

Julie L. Anderson
Severance (E)	899,638	1,349,457	—	—	—
Accelerated vesting of long-term incentives (B)	—	2,297,333	2,297,333	2,297,333	—
Other benefits (C)	20,751	31,126	—	—	—

Tim J. Storms
Severance (E)	736,875	1,105,313	—	—	—
Accelerated vesting of long-term incentives (B)	—	341,618	341,618	341,618	—
Other benefits (C)	9,659	14,489	—	—	—

Anna M. Alvarado
Severance (E)	790,000	1,185,000	—	—	—
Accelerated vesting of long-term incentives (B)	—	1,245,850	1,245,850	1,245,850	—
Other benefits (C)	17,120	25,681	—	—	—
(A)Pursuant to his employment agreement, if Mr. Holmes is terminated without cause or for good reason, severance is equal to 24 months of base salary plus a cash payment equal to 2.0 times his target annual incentive and a prorated bonus based on the target annual incentive. If he is terminated in connection with a change in control, severance is equal to 36 months of base salary plus a cash payment equal to 3.0 times his target annual incentive.
(B)Includes immediate vesting at target of any performance-based awards for which performance conditions have not yet been satisfied, based on the December 31, 2021 closing price of our common stock of $60.25. As of December 31, 2021, none of the NEO's had met the age and service conditions to be eligible for the accelerated vesting of long-term incentives upon retirement.
(C)Includes medical, dental, and vision benefits to be paid to Mr. Holmes per the terms of his employment agreement for a period of 24 months in the event of termination without cause and for a period of 36 months in the event of a change in control. Includes medical, dental, and vision to be paid to Ms. Anderson, Mr. Storms, and Ms. Alvarado per the terms of the Executive Severance Plan for a period of 12 months in the event of termination without cause and per the terms of the Executive Change-in-Control Plan for a period of 18 months in the event of a change in control. Cost includes both employer and employee coverage.
(D)The Company does not maintain an employment agreement with Mr. Helm and as such, upon his termination without cause or good reason, death, disability, or retirement, no payments are owed to Mr. Helm. Pursuant to Mr. Helm's long-term incentive awards, if he is terminated in connection with a change in control then all outstanding awards become immediately vested.
(E)Pursuant to the Executive Severance Plan, if Ms. Anderson, Mr. Storms, or Ms. Alvarado is terminated without cause or for good reason, severance is equal to 12 months of base salary plus the average incentive compensation paid during the prior two-year period. Pursuant to the Executive Change-in-Control Plan, if the NEO’s termination occurs in connection with a change in control, severance is equal to 18 months base salary plus 1.5 times the average incentive compensation paid during the prior two-year period.
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Executive Compensation
Executive Severance Plan
In order to have a competitive benefit that allows for consistent administration without negotiations of special payments, we have an executive Severance Plan and related Policy (collectively, the “Severance Plan”) for our NEOs (other than our CEO). The Severance Plan provides cash payments upon involuntary termination without cause, but is not available in the event of a change in control to individuals that are eligible for change in control benefits as described below. See “2021 Potential Payments Upon Termination or Change In Control Table” for additional information.

Our Executive Severance Benefits Plan (“Severance Plan”), adopted in 2021, applies to all our executive officers and other eligible employees (other than the CEO, whose benefits are covered in his employment agreement), and provides, upon involuntary termination without cause or termination by the executive for good reason, for the payment of (i) 100% of one year’s base salary for named executive officers; (ii) 100% times the average of the executive's bonuses over the last two years (or a comparable amount determined by the Company); and (iii) at the Company's discretion, a prorated bonus reduced for the period of time during the year in which the employee was not employed. The Severance Plan also provides for a cash payment to cover the cost of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination and out-placement benefits. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive or other equity awards upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan.

Change in Control Arrangements
We have an executive Change-in-Control Plan and related Policy (collectively, the “Change in Control Plan”) benefiting each of our NEOs (other than our CEO) to ensure that management will objectively consider potential transactions that may benefit stockholders without regard to potential impact on their continued employment. The Change in Control Plan provide for a cash payment to be made following a termination of employment by the Company without cause or by the NEO with good reason (as defined in the agreements) within two years following a change in control. See “2021 Potential Payments Upon Termination or Change In Control Table” for additional information.

The Change in Control Plan provides for a payment to be made to these officers following a termination of employment by the Company without cause or by the officer with good reason within two years following a change in control or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied. These benefits are in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each executive officer to receive:
•a lump sum payment equal to up to 150% times the sum of:
◦the named executive officer’s then current annualized base salary, and
◦the average of the cash bonuses paid by the Company to the NEO for the last two fiscal years preceding the date of termination;
•at the Company's discretion, a pro rata bonus award under our annual incentive plan award for the year in which the termination occurs based on actual Company performance;
•a lump sum amount to cover group health and dental coverage for the NEO and his or her dependents for a period of up to eighteen months following the date of termination; and
•out-placement benefits for up to 6 months at the option of the executive officer.
The Change in Control Plan does not contain a tax reimbursement or “gross-up” provision.

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Executive Compensation
In approving the Change in Control Plan, the Compensation Committee considered the prevalence and terms of such agreements among similarly situated executives at the companies in our compensation comparator group based on data collected for the Company by the Compensation Committee's then independent compensation consultant. The Compensation Committee also determined that the agreement and general release of claims contained in the Change in Control Plan provided a significant benefit to the Company.

For purposes of the Change in Control Plan:

“cause” means (i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to the Company which evidences a want of integrity or breach of trust; (ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to the Company, any of its Subsidiaries, any of its affiliates or any of their interests, or indictment for a felony; (iii) any willful or negligent action, inaction, or inattention to duties of the Participant within the course of providing services to the Company that causes the Company material harm or damages (as determined in the sole and absolute discretion of the Company); (iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; (v) inexcusable or repeated failure by the Participant to follow applicable Company policies and procedures; (vi) conduct of the Participant which is materially detrimental to the Company (as determined in the sole and absolute discretion of the Company); or (vii) any material violation of the terms of the executive’s employment agreement, if any.

“good reason” means: (i) without his or her express written consent, the assignment of the executive to a position constituting a material demotion, or loss of compensation or job duties by comparison to his or her position with the Company on the Date of Grant; provided, however, that changes, as opposed to a loss, in the Participant’s job duties or changes to reporting relationships, at the Board’s discretion, and without a material loss in the Participant’s compensation, will not constitute “Good Reason”; (ii) the change of the location where the Participant performs the majority of the executive’s job duties on the Date of Grant of the Award (“Base Location”) to a location that is more than fifty (50) miles from the Base Location, without the executive’s written consent; (iii) a reduction by the Company in the executive’s base salary as in effect on the Date of Grant of the Award, unless the reduction is a proportionate reduction of the compensation of the Participant and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition; or (iv) after the occurrence of a Change in Control, a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with the Company which the Participant held immediately before the Change in Control, or a material reduction in total compensation, including incentive compensation, stock-based compensation and benefits received from the Company compared to the total compensation and benefits to which the executive was entitled immediately before the Change in Control.

“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of 51% or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) there is consummated a merger or consolidation of the Company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding prior to such transaction continuing to represent at least 51% of the combined voting power of the securities of the surviving entity in the transaction, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 51% or more of the combined voting power of the Company's then outstanding securities or (d) approval by the Company’s stockholders of plan of complete liquidation and dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition to an entity, at least 51% of the combined voting power of its securities are owned by stockholders of the Company in the same proportions as their ownership immediately prior to such sale.. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the applicable plan.

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Executive Compensation
CEO PAY RATIO
Item 402(u) of Regulation S-K, implementing a requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that we disclose a ratio that compares the annual total compensation of our median employee to that of our CEO.
To determine the median employee, we prepared a list of all employees as of December 31, 2021, along with their gross income as reported on IRS form W-2 for 2021. Gross income as reported on IRS form W-2 for 2021 was annualized for those employees that were not employed for the full year. After identifying the median employee, we calculated that employee’s annual total compensation using the same methodology we use for our NEOs as set forth in the “2021 Summary Compensation Table”.
For the year ended December 31, 2021, the total compensation for our CEO, Mr. Holmes, was $23,622,960 as reported in the “Total” column of the Summary Compensation Table (SCT) on page 67. Since Mr. Holmes was appointed CEO effective January 25, 2021, we annualized his Salary, as disclosed in the Summary Compensation Table and the notes thereto, and added the disclosed values of his Sign-On Cash Bonus, Incentive Bonus, Stock Awards (make-whole grant and annual grant portions) and other components of the All Other Compensation column to arrive at a value of $23,685,460, used for the ratio of annual total compensation for our CEO to the annual total compensation of our median employee. We chose to use Mr. Holmes’ annualized compensation, as opposed to including compensation for Mr. Helm, our former interim CEO through January 21, 2021, since Mr. Holmes was serving as our CEO as of the end of our fiscal year ended December 31, 2021.

We annualized Mr. Holmes’ total compensation as follows:

SCT Components	Actual Values from SCT	For CEO Pay Ratio: Annualized Values + One-Time Values	Rationale
Salary	$937,500	$1,000,000	Annualized salary
Sign-on Cash Bonus	$2,500,000	$2,500,000	Not annualized -- One-time cash sign-on payment
Stock Awards (make-whole grant portion)	$14,492,810	$14,492,810	Not annualized -- One-time award of 233,755 RSUs
Stock Awards (annual grant portion)	$2,686,500	$2,686,500	Not annualized -- Annual equity grant value
Option Awards	—	—	None awarded
Non-Equity Incentive Plan Compensation (performance bonus)	$3,000,000	$3,000,000	Not annualized -- Actual amount of performance bonus
Change in Pension Values	—	—	Not participating in defined benefit pension plan
All Other Compensation	$6,150	$6,150	Estimate of annualized Company contributions to 401K only; remaining elements not annualized
Total CEO Pay	$23,622,960	$23,685,460
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Executive Compensation
For 2021, our last completed fiscal year:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $97,829; and
•the annual total compensation of our CEO, as annualized for purposes of determining the pay ratio and discussed above, was $23,685,460.
Based on this information, the ratio of the annualized total compensation of Mr. Holmes, our CEO, to the median of the annual total compensation of all employees was 242.1 to 1. In light of the 2021 sign-on cash bonus and the make-whole one-time equity award granted to Mr. Holmes in connection with his appointment as CEO, we expect our CEO pay ratio for 2021 to be higher than his pay ratio in future years, when one-time on-boarding compensation will not be provided to Mr. Holmes.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, exclusions, estimates or assumptions, and which may have a significantly different work force structure, geographic locations, or compensation practices from ours, are likely not comparable to our CEO pay ratio.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee of the board of directors of the Company was an officer or employee of the Company during 2021 or any other time. In addition, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our board of directors or on our Compensation Committee.
INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS
In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to the Bank’s and the Company’s officers, directors and employees. However, it is the Bank’s policy to not extend loans to executive officers of the Bank or the Company unless any such loan is approved in advance by the Board. The Bank makes loans to directors and their affiliates in the ordinary course of business on substantially the same terms as those with other customers. All loans to directors are reviewed and approved by our board of directors prior to making any such loans. The Bank also provides wealth management services for managed accounts to directors at discounted fees.
The Company has policies and procedures for reviewing related party transactions involving the Company’s and the Bank’s directors, executive officers and their affiliates. Each director and NEO of the Company and the Bank is required to complete a questionnaire annually, and each director who serves on the Audit Committee must complete a certification of independence annually. Both of these documents are designed to disclose all related party transactions, including loans, and this information is reviewed by management, the Audit Committee and the board of directors, as appropriate. Such transactions are subject to the standards set forth in the Company’s Code of Conduct and in applicable laws and regulations, SEC rules, and the Nasdaq Stock Market Listing Rules for determining the independence of directors. The questionnaires, certifications and Code of Conduct are all in writing. These documents did not disclose any related party transactions required to be specifically disclosed in this Proxy Statement.
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2022 Long-Term Incentive Plan
2022 LONG-TERM INCENTIVE PLAN

PROPOSAL FOUR – Approval of the 2022 Long-Term Incentive Plan
Upon recommendation of the Compensation Committee, the board of directors adopted, subject to stockholder approval, the Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”). The 2022 Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees, certain key contractors and non-employee directors. The 2022 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or stock. The 2022 Plan is expected to provide flexibility to the Company’s compensation methods to adapt the compensation of key employees, certain key contractors and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. Upon the approval of the 2022 Plan by the stockholders of the Company, use of the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan” or the “Prior Plan”) will terminate and no further awards will be issued under the Prior Plan, except for the annual director equity awards in April 2022. It is the judgment of the board of directors that the 2022 Plan is in the best interest of the Company and its stockholders.
Important Information About the 2022 Plan
Shares Available Under the 2022 Plan
If the 2022 Plan is approved by our stockholders, the aggregate number of shares of common stock issuable under the 2022 Plan will be 1,400,000 shares of common stock (less the number of net shares from additional awards, net of forfeitures, made under the Prior Plan between December 31, 2021 and the effective date of the 2022 Plan (the “Interim Awards”)).

Key Data Used to Determine the Number of Shares Needed
Outstanding Equity Awards and Shares Available. The following table includes information regarding outstanding equity awards and shares available for future awards under the 2015 Plan, the 2010 Plan and the 2005 Plan as of February 23, 2022:

	2015 Plan	2010 Plan (A)	2005 Plan (A)
Total shares underlying outstanding stock options	—	—	—
Weighted-average exercise price of outstanding stock options	$—	$—	$—
Weighted-average remaining contractual life of outstanding stock options (in years)	—	—	—
Total shares underlying time-based outstanding unvested full value awards	1,149,457	—	—
Total shares underlying performance-based outstanding unvested full value awards (at maximum)	351,982	—	—
Total shares currently available for grant (B)	518,186	—	—

Common Stock outstanding as of February 23, 2022	50,690,920
Market price of Common Stock as of February 23, 2022	$64.08
(A)    The Texas Capital Bancshares, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”) and the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”) were replaced by the 2015 Plan. Following approval of the 2015 Plan, no further awards were granted under the 2010 Plan or the 2005 Plan.
(B)    Between December 31, 2021 and February 23, 2022, total shares available for grant was reduced by 246,310 net shares from additional grants being awarded, net of certain awards being forfeited.

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2022 Long-Term Incentive Plan
Significant Historical Award Information. Common measures of a stock plan’s cost include burn rate, overhang and dilution. The burn rate refers annual share usage, which measures how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average adjusted burn rate of 1.12% of shares of our common stock outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future, which is commonly referred to as “overhang.”

Key Equity Metrics:	2021 (%)	2020 (%)	2019 (%)
Adjusted Burn Rate (A)	1.34	1.25	0.77
Overhang (B)	3.90	4.30	4.67
Dilution (C)	2.39	1.92	1.15
(A)    Adjusted burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period by the total number of shares of common stock outstanding during the applicable fiscal period.
(B)    Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.
(C)    Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs. If the 2022 Plan is approved by our stockholders, the total number of shares available for grant will be 1,400,000 (less Interim Awards). We expect this amount to last for approximately 2 years of awards. This estimate is based on a maximum average annual burn rate of 1.34%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our equity program and forfeitures of outstanding awards. The total overhang resulting from the share request, including awards outstanding under the 2015 Plan, the 2010 Plan, and the 2005 Plan represents approximately 4.66% of the shares of our common stock outstanding as of February 23, 2022.

Sound Corporate Governance Practices
The 2022 Plan includes a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers, consultants and outside directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:
•No evergreen provision. The 2022 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2022 Plan can be automatically replenished.
•No repricing of stock options or stock appreciation rights. Without the prior approval of our stockholders, outstanding stock options and stock appreciation rights (SARs) cannot be repriced, directly or indirectly. “Reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price or base price, directly or indirectly, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of Company common stock in exchange for cash or a stock option, SAR, award of restricted stock or other equity award, (iii) repurchasing a stock option or SAR for value (in cash or otherwise) from a participant at a time when its exercise price or base price exceeds the fair market value of a share of Company common stock, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles.
•No discounted stock options or stock appreciation rights. Stock options and SARs may not be granted with exercise prices or base prices, respectively, lower than the fair market value of the underlying shares on the grant date.
•No liberal share recycling provisions. Shares retained by or delivered to the Company to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with the
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2022 Long-Term Incentive Plan
exercise, vesting or settlement of an award will count against the number of shares remaining available under the 2022 Plan.
•No liberal change-in-control definition. The change-in-control definition contained in the 2022 Plan is not a “liberal” definition that would be activated on stockholder approval of a transaction.
•No single-trigger change of control vesting. If awards granted under the 2022 Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.
•Minimum vesting requirements. No more than five percent (5%) of the shares available for issuance under the 2022 Plan may be granted pursuant to awards with a vesting period or performance period of less than one (1) year.
•No dividends on unearned awards or appreciation awards. The 2022 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards. In addition, no dividends will accrue on options or stock appreciation rights.
•Limits on awards to outside directors. The 2022 Plan provides that, with respect to any one calendar year, the aggregate compensation that may be granted to any individual outside director, including all meeting fees, cash retainers and retainers granted in the form of stock awards, may not exceed $500,000, subject to exceptions to such limit in extraordinary circumstances as determined by the Board in its sole discretion.
•Awards subject to recoupment policy. The 2022 Plan provides that the Company may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy.
Description of the 2022 Long-Term Incentive Plan
The following is a brief description of the material terms of the 2022 Plan. A copy of the 2022 Plan is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2022 Plan.

Effective Date; Termination Date
If approved by our stockholders, the 2022 Plan will become effective on April 26, 2022. The 2022 Plan will terminate on April 19, 2032, unless sooner terminated by action of the Board.

Shares Available for Issuance
The shares issuable pursuant to awards granted under the 2022 Plan will be shares of common stock. The maximum number of shares that may be issued pursuant to awards granted under the 2022 Plan is 1,400,000 (less the number of Interim Awards). The maximum number of shares that can be issued upon the exercise of incentive stock options is limited to 1,400,000 (less the number of Interim Awards).

Reuse of Shares
If an award, or portion of an award, expires or terminates without all of the shares covered by that award having been issued, or if an award is settled in cash, the number of shares underlying the expired, terminated or cash settled award will not reduce the number of shares available under the 2022 Plan. If any shares issued pursuant to an award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or reacquired will again become available for issuance under the 2022 Plan. Any shares tendered or withheld (i) to pay the exercise price of an option granted under the 2022 Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the 2022 Plan will not become available again for issuance under the 2022 Plan.

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2022 Long-Term Incentive Plan
Adjustments
In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase or exchange of the common shares or other securities of the Company, issuance of warrants or other rights to purchase common shares or other securities of the Company or other similar corporate transaction or event affects the fair value of an award, then the Committee will adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common shares (or other securities or property) subject to outstanding awards; (iii) the option price of each outstanding award; (iv) the amount, if any, the Company pays for forfeited common shares in accordance with the terms of the 2022 Plan; and (v) the number of or exercise price of common shares then subject to outstanding SARs previously granted and unexercised under the 2022 Plan, to the end that the same proportion of the Company’s issued and outstanding common shares in each instance will remain subject to exercise at the same aggregate exercise price; provided however, that the number of common shares (or other securities or property) subject to any award will always be a whole number.

Administration
The 2022 Plan will be administered by the Compensation and Human Capital Committee (referred to herein as the “Committee”). The Board also may at any time take on the powers, authority and duties of the Committee. The Committee generally may delegate its power, authority and duties under the 2022 Plan, except the power and authority to grant awards to persons required to file reports with respect to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or as prohibited by law.

The Committee determines who among those eligible to participate in the 2022 Plan will be granted awards, determines the amounts and types of awards to be granted, determines the terms and conditions of all awards, and construes and interprets the terms of the 2022 Plan. Determinations of the Committee are final, binding, and conclusive.

Eligibility
Individuals eligible to receive awards under the 2022 Plan include employees of the Company or a subsidiary or affiliate of the Company, outside directors and consultants. As of February 23, 2022, there were ten outside directors, approximately 500 employees and zero consultants who are eligible to receive awards under the 2022 Plan.

Permissible Awards
The plan authorizes the grant of awards in any of the following forms:
•Options to purchase shares of common stock, which may be nonqualified stock options or incentive stock options (“ISOs”). The exercise price of an option granted under the plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the plan will have a term of not more than ten years.
•SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the SAR. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the plan will have a term of not more than ten years.
•Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee, which may include time-based vesting and/or performance-based vesting.
•Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.
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•Performance awards, which may be in the form of shares, cash or units and which, in any case, are contingent upon performance-based vesting conditions.
•Other stock-based awards consistent with the Plan in the discretion of the Committee, including unrestricted stock grants.
•Dividend equivalent rights, which entitle the participant to payments in cash or shares of common stock calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be generally granted with respect to awards. However, options and SARs may not provide for dividends or dividend equivalent rights, and no dividends or dividend equivalent rights may be paid currently on unearned or unvested awards.
All awards will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Committee.

Provisions Applicable to All Awards
Minimum Vesting
Except with respect to a maximum of five percent (5%) of the shares available under the 2022 Plan, any stock-based awards which vest on the basis of a participant’s continued employment with or provision of service to the Company must have a minimum vesting requirement of one (1) year and any stock-based awards which vest upon the attainment of performance goals must have a performance period of at least one (1) year (subject to automatic acceleration of vesting only in the event of death or disability).
Nontransferability of Awards
Awards granted under the 2022 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of nonqualified stock options or SARs to: (i) the spouse (or former spouse), children or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; (iii) a partnership in which the only partners are (1) Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there may be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards are prohibited except those by will or the laws of descent and distribution.

Change in Control
Upon the occurrence of a change of control, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, outstanding awards will be assumed by the surviving entity or otherwise equitably converted or substituted in connection with the transaction, and such converted or substituted awards will provide that if within two years after the effective date of the change of control, a participant’s employment is terminated without “cause” or the participant resigns for “good reason”, then (i) any time-based vesting or exercise restrictions on such participant’s converted or substituted awards will lapse; and (ii) the payout opportunities attainable under such participant’s performance-based converted or substituted awards will be deemed to have been earned as of the date of termination based upon the actual level of achievement of all relevant performance goals against target as of the date of such termination and such participant will receive a prorata payout based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

Upon the occurrence of a change of control, merger, consolidation or share exchange pursuant to which the surviving entity does not agree to assume or otherwise equitably convert or substitute outstanding awards in connection with the transaction in a manner approved by the Committee or the Board, the Company may cancel outstanding awards under the 2022 Plan by either: (i) giving notice to each holder at least 30 days in advance of the transaction that his or her awards will be cancelled unless the holder purchases the shares
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under such awards, including in the Board’s discretion some or all of the shares as to which such awards would not otherwise be vested and exercisable; or (ii) in the case of awards that are either (i) settled only in shares of common stock, or (ii) at the election of the participant, settled in shares of common stock, paying the holder an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such award to be paid by the participant, multiplied by the number of shares subject to the award.
Clawback of Awards
The 2022 Plan provides that the Company may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy.

Amendment and Termination
The Board may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2022 Plan in whole or in part; provided, however, that: (i) no amendment that requires stockholder approval to comply with the Internal Revenue Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no amendment or discontinuance of the 2022 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2022 Plan without the consent of the affected participant.

Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to awards made pursuant to the 2022 Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with the awards, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than U.S. federal income tax consequences or any state, local or foreign tax consequences that may apply.

Incentive Stock Options (ISOs). An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise (the two-year and one-year periods are referred to as “holding periods”), and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before completion of the holding periods, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price of the ISO shares. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Nonqualified Stock Options (NQSOs). An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price
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of the NQSO shares. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the NQSO.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income to the extent and in the first taxable year in which his or her interest in the shares subject to the award becomes either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize U.S. federal taxable income at the time of grant of restricted stock in an amount equal to the fair market value of the shares subject to the award (less any cash paid for the shares) on the date the award is granted by filing an election under Code Section 83(b) within thirty days of the award.

We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income).

SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise. We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.

Restricted Stock Units (RSUs). A participant who receives an award of RSUs does not generally recognize taxable income at the time of the award. The participant would generally recognize ordinary income in an amount equal to the fair market value of any shares received (or cash paid) on the date the award is paid. In that taxable year, we would receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

New Plan Benefits
To date, the Company has not granted any awards under the 2022 Plan. Future benefits under the 2022 Plan are not currently determinable. On February 23, 2022, the fair market value of a common share of the Company was $64.08.
Vote Required
Proposal Four requires the affirmative vote of the holders of a majority of the outstanding shares of common shares present, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting.
The board of directors unanimously recommends that you vote “FOR” approval of the 2022 Long-Term Incentive Plan.
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EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 regarding common stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,209,862 (A)	$44.2	764,496 (B)
Equity compensation plans not approved by security holders	—	—	—
Total	1,209,862	$44.2	764,496
(A)Includes 3,000 shares issuable pursuant to outstanding SARs with a weighted average exercise price of $44.20 and 1,206,862 shares issuable pursuant to outstanding RSUs. Since RSUs have no exercise price, they are not included in the weighted average exercise price calculation.
(B)All of these shares are available for issuance pursuant to grants of full-value awards.
ADDITIONAL INFORMATION
Stockholder Nominees for Director
Stockholders may submit nominees for director in accordance with the Company’s Bylaws. Under the Company’s Bylaws, a stockholder’s notice to nominate a director must be in writing and set forth (1) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to such stockholder, the stockholder’s name and address, and the class and number of shares of stock of the Company that are beneficially owned by such stockholder. The Bylaws provide that nominations for director for the 2023 annual meeting of stockholders must generally be delivered to the Company’s principal executive offices not later than 100 days and no more than 130 days prior to the one-year anniversary of the preceding year’s annual meeting, provided such meeting is held within 30 days of such anniversary date. Nominations should be directed to: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2023.
Stockholder Proposals for 2023
Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2023 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. SEC rules establish the eligibility requirements and procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. To be eligible for inclusion, stockholder proposals must be received by the Company at the following address: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, no later than November 10, 2022.
Advance Notice Procedures
Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the board of directors or by a stockholder who has delivered timely notice to the Company and has otherwise satisfied the applicable requirements for such action set forth in the Bylaws. Such notice must contain certain information specified in the Bylaws and generally must be received
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Additional Information
not later than 100 days and no more than 130 days prior to the one-year anniversary of the preceding year’s annual meeting, provided such meeting is held within 30 days of such anniversary date, to the following address: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
These requirements are separate from the SEC’s requirements that a stockholder must meet to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Annual Report
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is included in the 2021 Annual Report provided to stockholders with this Proxy Statement, and is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials.
Upon written request, the Company will furnish to any stockholder without charge a copy of its 2021 Annual Report on Form 10-K pursuant to the instructions set forth in the Notice of Internet Availability of Proxy Materials.
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2022 Long-Term Equity Plan
ANNEX A

TEXAS CAPITAL BANCSHARES, INC.
2022 LONG-TERM INCENTIVE PLAN
The Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), on February 8, 2022 and the Company’s stockholders on April 19, 2022. The Plan shall be effective as of April 26, 2022 (the “Effective Date”).
ARTICLE I
PURPOSE
The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:
(a)    increase the interest of such persons in the Company’s welfare;
(b)    furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and
(c)    provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.
With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.
ARTICLE 2
DEFINITIONS
For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
2.1    “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, and any other applicable law, rule or restriction.
2.2    “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).
2.3    “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2.4    “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.5    “Authorized Officer” is defined in Section 3.2(b) hereof.
2.6    “Board” means the board of directors of the Company.
2.7    “Cause”, with respect to a Participant’s Award, shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “cause” or the Participant has not entered into an employment agreement with the Company, “Cause” means any of the following acts by the Participant, as determined in good faith by the Company: (i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to the Company which evidences a want of integrity or breach of trust; (ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to the Company, any of its Subsidiaries, any of its affiliates or any of their interests, or indictment for a felony; (iii) any willful
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or negligent action, inaction, or inattention to duties of the Participant within the course of providing services to the Company that causes the Company material harm or damages (as determined in the sole and absolute discretion of the Company); (iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; (v) inexcusable or repeated failure by the Participant to follow applicable Company policies and procedures; (vi) conduct of the Participant which is materially detrimental to the Company (as determined in the sole and absolute discretion of the Company); or (vii) any material violation of the terms of the Participant’s employment agreement (or, if Participant is a Contractor, of the Participant’s consulting or contractor agreement), if any.
2.8    “Change in Control” means any of the following, except as otherwise provided herein:
(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 51% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
    (b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or
    (c)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 51% or more of the combined voting power of the Company’s then outstanding securities; or
    (d)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing provisions of this Section 2.8, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.
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2.9    “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award Agreement.
2.10    “Code” means the United States Internal Revenue Code of 1986, as amended.
2.11    “Committee” means the Compensation and Human Capital Committee of the Board, unless the Board appoints or designates a different committee to administer the Plan in accordance with Article 3 of this Plan.
2.12    “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
2.13    “Company” means Texas Capital Bancshares, Inc., a Delaware corporation, and any successor entity.
2.14    “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person (or any entity employing such person) and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.15    “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
2.16    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.
2.17    “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.
2.18    “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.
2.19    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
2.20    “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act.
2.21    “Exercise Date” is defined in Section 8.3(b) hereof.
2.22    “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.
2.23    “Good Reason”, with respect to a Participant’s Award, shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “good reason” or the Participant has not entered into an employment agreement with the Company, “Good Reason” means: (i) without his or her express written consent, the assignment of the Participant to a position constituting a material demotion, or loss of compensation or job duties by comparison to his or her position with the Company on the Date of Grant; provided, however, that changes, as opposed to a loss, in the Participant’s job duties or changes to
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reporting relationships, at the Board’s discretion, and without a material loss in the Participant’s compensation, will not constitute “Good Reason”; (ii) the change of the location where the Participant performs the majority of the Participant’s job duties on the Date of Grant of the Award (“Base Location”) to a location that is more than fifty (50) miles from the Base Location, without the Participant’s written consent; (iii) a reduction by the Company in the Participant’s base salary as in effect on the Date of Grant of the Award, unless the reduction is a proportionate reduction of the compensation of the Participant and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition; or (iv) after the occurrence of a Change in Control, a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with the Company which the Participant held immediately before the Change in Control, or a material reduction in total compensation, including incentive compensation, stock-based compensation and benefits received from the Company compared to the total compensation and benefits to which the Participant was entitled immediately before the Change in Control.
2.24    “Immediate Family Members” is defined in Section 15.8 hereof.
2.25    “Incentive” is defined in Section 2.2 hereof.
2.26    “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.27    “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
2.28    “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.29    “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.30    “Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.31    “Outside Director” means a director of the Company who is not an Employee or a Contractor.
2.32    “Participant” means an Employee or Contractor of the Company or a Subsidiary or an Outside Director to whom an Award is granted under this Plan.
2.33    “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.34    “Performance Criteria” is defined in Section 6.10 hereof.
2.35    “Performance Goal” means any of the goals set forth in Section 6.10 hereof.
2.36    “Plan” means this Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan, as amended from time to time.
2.37    “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
2.38    “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.39    “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.
2.40    “Restriction Period” is defined in Section 6.4(b)(i) hereof.
2.41    “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.
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2.42    “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.43    “Spread” is defined in Section 12.4(b) hereof.
2.44    “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.45    “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
2.46    “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.51, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.47    “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.52, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.48    “Withheld Dividends” is defined in Section 6.4(b)(ii) hereof.
ARTICLE 3
ADMINISTRATION
3.1    General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Committee. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
3.2    Designation of Participants and Awards.
(a)    The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where
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applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).
(b)    Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees other than Reporting Persons as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award.
3.3    Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.
The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.
With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
5.1    Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is one million four hundred thousand (1,400,000) shares, less the net number of shares covering awards made pursuant the Company's 2015 Long-Term Incentive Plan between December 31, 2021 and the Effective Date (the “Shares Available”). One hundred percent (100%) of the Shares Available may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
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5.2    Reuse of Shares. To the extent that any Awards under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, without the issuance of Shares, then the number of shares of Common Stock covered by the Awards so forfeited, expired, or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, shares forfeited back to the Company, or shares canceled on account of termination, expiration or lapse of an Award shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.
ARTICLE 6
GRANT OF AWARDS
6.1    In General.
(a)    The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.
(b)    If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.
(c)    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
6.2    Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.
6.3    Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.
6.4    Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified
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Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable. The provisions of Restricted Stock need not be the same with respect to each Participant.
(a)    Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.
(b)    Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:
(i)    Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and the limitations set forth in Section 7.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.
(ii)    Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided that (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account without interest (together, “Withheld Dividends”); and (B) such Withheld Dividends attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Withheld Dividends, if applicable, upon the release of restrictions on such share (i.e., upon vesting) and, if such share is forfeited, the Participant shall forfeit and have no right to such Withheld Dividends. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock lapse. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.
(iii)    The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.
(iv)    Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock and any Withheld Dividends shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such
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forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock and any Withheld Dividends shall cease and terminate, without any further obligation on the part of the Company.
6.5    SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the Award Agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Appreciation Right granted hereunder.
6.6    Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of a Restricted Stock Unit may provide that the holder may be paid for the value of the Restricted Stock Unit either in cash or in shares of Common Stock, or a combination thereof. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction. If the applicable Award Agreement provides that Restricted Stock Units are eligible for dividends or dividend equivalents, then in no event shall such dividend equivalents be paid or distributed until the vesting restrictions of the underlying Restricted Stock Units lapse.
6.7    Performance Awards.
(a)    The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions. If the applicable Award Agreement provides that Performance Award is eligible for dividends or dividend equivalents, then in no event shall such dividends or dividend equivalents be paid or distributed until the vesting restrictions of the underlying Performance Award lapse.
If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
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(b)    Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.
6.8    Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award; provided, however, that no Dividend Equivalent Right may be paid or granted with respect to any Stock Option or SAR. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof) and subject to the same vesting provisions as provided for the host Award, or (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date on which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse.
6.9    Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant. If the applicable Award Agreement provides that such other form of Award is eligible for dividends or dividend equivalents, then in no event shall such dividends or dividend equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse.
6.10    Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, may consist of one or more or any combination of the following criteria: tangible book value; tangible common equity; growth in interest income and expense; net interest margin; efficiency ratio; growth in non-interest income and non-interest expense and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (including, fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios (including adjusted earnings/full-time equivalent (FTE), pre-tax income/FTE); return on assets; return on equity or stockholders’ equity; economic value of equity (EVE); internal controls; enterprise risk measures (including interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); cost; revenues; revenue ratios (per employee or per customer); ratio of debt to debt plus equity; net borrowing; debt ratings; profit before tax; cash return on capitalization; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating income; net income; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; return on capital compared to cost of capital; return on invested capital; cash flow; net cash flow before financing activities; cost reductions; cost ratios (per employee or per customer); free cash flow; net profit; sales; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; budget goals; customer growth; total market value; dividend payout; or dividend growth (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior
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to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.
6.11    Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.
6.12    No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR without the prior approval of the Company’s shareholders. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its exercise price or base price, directly or indirectly, (ii) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, (iii) repurchasing a Stock Option or SAR for value (in cash or otherwise) from a Participant at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.
6.13    Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.
6.14    Limit on Awards to Outside Directors. With respect to any one calendar year, the aggregate compensation that may be granted to any individual Outside Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $500,000; provided, however, that the Board may, in its sole discretion, make exceptions to such limit in extraordinary circumstances if it determines in its sole discretion that such exception is advisable. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the Outside Director in such year (computed in accordance with applicable financial accounting rules).
ARTICLE 7
AWARD PERIOD; VESTING
7.1    Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.
7.2    Vesting. The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 7.2. Except with respect to a maximum of five percent (5%) of the Shares Available, any stock-based Incentives which vest on the basis of a Participant’s continued employment with or provision of service to the Company shall have a minimum vesting requirement of one (1) year and any stock-based Incentives which vest upon the attainment of performance goals shall provide for a Performance Period of at least one (1) year (subject to automatic acceleration of vesting only in the event of death or Total and Permanent Disability of the Participant).
ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE
8.1    In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.
8.2    Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock
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exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.
8.3    Exercise of Stock Option.
(a)    In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.
(b)    Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.
Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
(c)    Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.
8.4    SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date thereof, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as
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permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:
(a)    cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;
(b)    that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or
(c)    the Company may settle such obligation in part with shares of Common Stock and in part with cash.
The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.
8.5    Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.
ARTICLE 9
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
ARTICLE 10
TERM
The Plan shall be effective from the Effective Date. Unless sooner terminated by action of the Board, the Plan will terminate on April 19, 2032, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.
ARTICLE 11
CAPITAL ADJUSTMENTS
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common
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Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (v) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.
Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION
12.1    No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.2    Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.
12.3    Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any Change in Control, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms (a “Substituted Incentive”); provided, however, that the terms and conditions of such Substituted Incentive shall be approved by the Committee or the Board and provided further, that such Substituted Incentive shall provide that if within two years after the effective date of the transaction, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) any time-based vesting or exercise restrictions on such Participant’s Substituted Incentives shall lapse; and (ii) the payout opportunities attainable under such Participant’s performance-based Substituted Incentives shall be deemed to have been earned as of the date of termination based upon the actual level of achievement of all relevant performance goals against target as of the date of such termination and there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.
12.4    Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquiror or the surviving or resulting corporation does not agree to assume the Incentives, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
(a)    giving notice to each holder thereof or his or her personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date
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of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or
(b)    in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof. Notwithstanding the foregoing, with respect to Performance Awards, the Committee only may approve the acceleration of vesting and/or cash-out if (i) the amount payable or vested is linked to the achievement of the Performance Goals for such Performance Award as of the date of the Change in Control and/or (ii) the amount to be paid or vested under the Performance Award on the Change in Control is pro-rated based on the time elapsed in the applicable performance period between the Performance Award’s Date of Grant and the Change in Control.
ARTICLE 13
LIQUIDATION OR DISSOLUTION
Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.
ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES
Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.
ARTICLE 15
MISCELLANEOUS PROVISIONS
15.1    Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
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15.2    No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
15.3    Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.
15.4    Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
15.5    Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
15.6    Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.
15.7    Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, by the actual delivery by the exercising Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) unless otherwise determined by the Committee at the time the Award is granted or thereafter, by withholding from the Award a number of shares having an aggregate Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes; or (iv) by any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.
15.8    Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised
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during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.
Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.
Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which, with respect to any Award that is a Nonqualified Stock Option and SAR, the Award shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 15.8.
15.9    Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
15.10    Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
On the reverse:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”
15.11    Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any
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Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. Each Award Agreement shall require the Participant to release and covenant not to sue any Person other than the Company over any Claim. The individuals and entities described above in this Section 15.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 15.11.
A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.
***************
IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of ________, 2022, by its President and Chief Executive Officer pursuant to prior action taken by the Board.
TEXAS CAPITAL BANCSHARES, INC.

By:________________________________
Rob C. Holmes
President and Chief Executive Officer

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Texas Capital Bancshares, Inc.

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

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# Texas Capital Bancshares, Inc.

## Annual Meeting of Stockholders

For Stockholders of record as of February 23, 2022

**TIME:** Tuesday, April 19, 2022 9:00 AM, Central Daylight Time
**PLACE:** 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201

### This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints J. Matthew Scurlock and Anna M. Alvarado, and each of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes each of them to represent and to vote all the shares of capital stock of Texas Capital Bancshares, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 19, 2022 at 9:00 AM, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful agents and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

**THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION.** This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

# Texas Capital Bancshares, Inc.

## Annual Meeting of Stockholders

**Please make your marks like this: ☒ Use dark black pencil or pen only**

**The Board of Directors recommends a vote FOR the election of the listed director nominees in proposal 1 and FOR proposals 2, 3 and 4.**

| PROPOSAL | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|
| 1. Election of Directors | FOR | WITHHOLD | | |
| 1.01 Paola M. Arbour | ☐ | ☐ | | FOR |
| 1.02 Jonathan E. Baliff | ☐ | ☐ | | FOR |
| 1.03 James H. Browning | ☐ | ☐ | | FOR |
| 1.04 Larry L. Helm | ☐ | ☐ | | FOR |
| 1.05 Rob C. Holmes | ☐ | ☐ | | FOR |
| 1.06 David S. Huntley | ☐ | ☐ | | FOR |
| 1.07 Charles S. Hyle | ☐ | ☐ | | FOR |
| 1.08 Elysia Holt Ragusa | ☐ | ☐ | | FOR |
| 1.09 Steven P. Rosenberg | ☐ | ☐ | | FOR |
| 1.10 Robert W. Stallings | ☐ | ☐ | | FOR |
| 1.11 Dale W. Tremblay | ☐ | ☐ | | FOR |
| | FOR | AGAINST | ABSTAIN | |
| 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022. | ☐ | ☐ | ☐ | FOR |
| 3. Advisory approval of the Company's executive compensation. | ☐ | ☐ | ☐ | FOR |
| 4. Approval of the Company's 2022 Long-Term Incentive Plan. | ☐ | ☐ | ☐ | FOR |

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears **hereon**. If held in joint tenancy, all persons should sign. If signing as attorney, administrator, executor, trustee, guardian or other fiduciary, please include title and authority. If a corporation or partnership, please provide full name of corporation or partnership and title of authorized officer signing the proxy.

| Signature (and Title if applicable) | Date | Signature (if held jointly) | Date |
|---|---|---|---|